EXHIBIT 4.1

EXECUTION COPY

 PNM RESOURCES, INC.

and

U.S. BANK NATIONAL ASSOCIATION,
as Purchase Contract Agent

AMENDED AND RESTATED
PURCHASE CONTRACT AGREEMENT

Dated as of August 4, 2008

Table of Contents

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

ARTICLE 2
CERTIFICATE FORMS

Section 2.01.	Forms of Certificates Generally	15
Section 2.02.	Form of Purchase Contract Agent’s Certificate of Authentication	15

ARTICLE 3
THE UNITS

ARTICLE 4
THE SENIOR NOTES AND APPLICABLE OWNERSHIP INTERESTS IN THE

TREASURY PORTFOLIO

Section 4.01.	Interest Payments; Rights to Interest Payments Preserved	24

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Section 4.02.	Notice and Voting	24
Section 4.03.	Special Event Redemption	25

ARTICLE 5
THE PURCHASE CONTRACTS

ARTICLE 6
REMEDIES

Section 6.01.	Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock or Preferred Stock	47
Section 6.02.	Restoration of Rights and Remedies	48
Section 6.03.	Rights and Remedies Cumulative	48
Section 6.04.	Delay or Omission Not Waiver	48
Section 6.05.	Undertaking for Costs	48
Section 6.06.	Waiver of Stay or Extension Laws	48

ARTICLE 7
THE PURCHASE CONTRACT AGENT

ARTICLE 853
SUPPLEMENTAL AGREEMENTS

Section 8.01.	Supplemental Agreements Without Consent of Holders	54
Section 8.02.	Supplemental Agreements with Consent of Holders	54
Section 8.03.	Execution of Supplemental Agreements	55
Section 8.04.	Effect of Supplemental Agreements	55

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Section 8.05.	Reference to Supplemental Agreements	56

ARTICLE 9
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01.	Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions	56
Section 9.02.	Rights and Duties of Successor Corporation	56
Section 9.03.	Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent	56

ARTICLE 10
COVENANTS

Section 10.01.	Performance Under Purchase Contracts	57
Section 10.02.	Maintenance of Office or Agency	57
Section 10.03.	Company to Reserve Common Stock and Preferred Stock	57
Section 10.04.	Covenants as to Common Stock and Preferred Stock	57
Section 10.05.	Statements of Officers of the Company as to Default	57
Section 10.06.	ERISA	58
Section 10.07.	Tax Treatment	58

EXHIBITS

Exhibit A - Form of Corporate Unit Certificate

Exhibit B - Form of Treasury Unit Certificate

Exhibit C - Instruction to Purchase Contract Agent

Exhibit D - Notice from Purchase Contract Agent to Holders

Exhibit E - Notice to Settle by Cash

Exhibit F - Notice from Purchase Contract Agent to Collateral Agent

Exhibit G - Notice to Settle by Cash Upon Failed Final Remarketing

iii

AMENDED AND RESTATED PURCHASE CONTRACT AGREEMENT, dated as of August 4, 2008, between PNM RESOURCES, INC., a New Mexico corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, acting as purchase contract agent for the Holders of Units (as defined herein) from time to time (the “Purchase Contract Agent”).

RECITALS

The Company and the Purchase Contract Agent are parties to a Purchase Contract Agreement, dated as of October 7, 2005 (the “Original Agreement”), relating to the Units.  Section 8.02 of the Original Agreement provides that, with the consent of the Holders of the Outstanding Units voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when duly authorized, and the Purchase Contract Agent may enter into an agreement or agreements supplemental to the Original Agreement for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of the Original Agreement or the rights of the Holders in respect of the Units.  The Company proposes to amend the Original Agreement by amending and restating the Original Agreement in its entirety as provided herein (the “Amendment”) in order to (i) delay the Initial Remarketing Date (as defined in the Original Agreement), (ii) permit efforts at Remarketing to occur on each of three, rather than two, Business Days and (iii) provide for certain other changes to the Original Agreement.  The Company has solicited the consent of the Holders of Outstanding Units to the Amendment and has received from and delivered to the Purchase Contract Agent, in accordance with Section 8.02 of the Original Agreement, Acts of the Holders of all of the Outstanding Units.  The Company hereby requests that the Purchase Contract Agent join with the Company in the execution and delivery of this Amended and Restated Agreement.

For and in consideration of the premises, it is mutually agreed as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

           Section 1.01.               Definitions.  For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c)           the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision; and

(d)           the following terms have the meanings given to them in this Section 1.01(d):

“Accounting Event” has the meaning set forth in the Supplemental Indenture.

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04(a).

“Adjusted Applicable Market Value” has the meaning set forth in Section 5.01(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this amended and restated instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Amendment” has the meaning set forth in the first recital hereof.

“Applicable Market Value” has the meaning set forth in Section 5.01(a).

“Applicable Ownership Interest” shall mean, with respect to a Corporate Unit and any Treasury Portfolio contained in a Corporate Unit, (i) a 1/40, or 2.5%, undivided beneficial ownership interest in $1,000 face amount of U.S. treasury securities (or principal or interest strips thereof) included in such Treasury Portfolio that mature on or prior to November 15, 2008 and (ii) for each scheduled Payment Date on the Senior Notes that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, in the case of a Special Event Redemption, an equitable percentage (such percentage to be calculated in a manner that is internally consistent with the other calculations used in the transaction) undivided beneficial ownership interest in $1,000 face amount of U.S. treasury securities (or principal or interest strips thereof) included in such Treasury Portfolio that mature on or prior to the business day immediately preceding such scheduled Payment Date.

“Applicable Principal Amount” means the aggregate principal amount of the Senior Notes that are components of Corporate Units.

“Applicants” has the meaning set forth in Section 7.12(b).

“Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

“Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

“Business Day” or “business day” means any day other than a Saturday or Sunday or any other day on which banking institutions and trust companies in New York City, New York are permitted or required by applicable law to remain closed or a day on which the Indenture Trustee or the Collateral Agent is closed for business.

“Cash Merger” has the meaning set forth in Section 5.04(b)(ii).

“Cash Merger Early Settlement” has the meaning set forth in Section 5.04(b)(ii).

“Cash Merger Early Settlement Date” has the meaning set forth in Section 5.04(b)(ii).

“Cash Settlement” has the meaning set forth in Section 5.02(b)(i).

“Certificate” means a Corporate Units Certificate or a Treasury Units Certificate.

“Closing Price” has the meaning set forth in Section 5.01(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

“Collateral Account” has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

“Collateral Agent” means U.S. Bank National Association, as Collateral Agent under the Pledge Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent thereunder.

“Collateral Substitution” means (i) with respect to a Corporate Unit, (x) the substitution for the Pledged Senior Note included in such Corporate Unit by Treasury Securities or portions thereof in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Senior Note, or (y) the substitution for the Pledged Applicable Ownership Interest in the Treasury Portfolio included in such Corporate Unit by Treasury Securities or portions thereof in an amount equal to such Pledged Applicable Ownership Interest in the Treasury Portfolio, or (ii) with respect to a Treasury Unit, (x) the substitution for the Pledged Treasury Securities included in such Treasury Unit (if the Applicable Ownership Interest in the Treasury Portfolio has not replaced the Senior Note as a component of the Corporate Unit) by Senior Notes in an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities, or (y) the substitution for the Pledged Treasury Securities included in such Treasury Unit (if the Applicable Ownership Interest in the Treasury Portfolio has replaced the Senior Note as a component of the Corporate Unit) by the appropriate Applicable Ownership Interest in the Treasury Portfolio.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to the applicable provision of this Agreement, and thereafter “Company” shall mean such successor.

“Constituent Person” has the meaning set forth in Section 5.04(b)(i).

“Contract Adjustment Payments” means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per year of 1.525% of the Stated Amount per Purchase Contract.

“Corporate Trust Office” means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005.

“Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of a 1/40 undivided beneficial interest in a Senior Note or an appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject in each case (except for the appropriate Applicable Ownership Interest specified in clause (ii) of the definition of such term) to the Pledge thereof, and the related Purchase Contract.

“Corporate Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

“Current Market Price” means, in respect of a share of Common Stock on any date of determination, the average of the daily Closing Prices for the 5 consecutive Trading Days ending the earlier of the day in question and the day before the “ex date” with respect to the issuance or distribution requiring such computation.  For purposes of this definition, the term “ex date,” when used with respect to any issuance or distribution, shall mean the first date on which Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

“Custodial Agent” means U.S. Bank National Association, as Custodial Agent under the Pledge Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent thereunder.

“Definitive Certificate” means a Certificate that evidences all or part of the Units and is registered in the name of a Holder or a nominee thereof.

“Distributed Property” has the meaning set forth in Section 5.04(a).

“Dividend Threshold Amount” has the meaning set forth in Section 5.04(a).

“Early Settlement” has the meaning set forth in Section 5.07(a).

“Early Settlement Amount” has the meaning set forth in Section 5.07(b).

“Early Settlement Date” has the meaning set forth in Section 5.07(b).

“Early Settlement Rate” has the meaning set forth in Section 5.07(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 5.04(b).

“Ex-Dividend Date” has the meaning set forth in Section 5.04(a).

“Expiration Date” has the meaning set forth in Section 1.04(e).

“Expiration Time” has the meaning set forth in Section 5.04(a)(vi).

“Extended Maturity Date” has the meaning set forth in Section 5.02(a).

“Failed Final Remarketing” has the meaning set forth in Section 5.02(a).

“Failed Remarketing” has the meaning set forth in Section 5.02(a).

“Final Remarketing Date” means the third Business Day immediately preceding the Purchase Contract Settlement Date.

“Fixed Settlement Rate” means each of the Maximum Share Number and the Minimum Share Number.

“Holder” means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register.

“Indemnitees” has the meaning set forth in Section 7.07(c).

“Indenture” means the Indenture, dated as of October 7, 2005, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as supplemented by the Supplemental Indenture, pursuant to which the Senior Notes were originally issued, and as further supplemented by the Supplemental Indenture No. 2.

“Indenture Trustee” means U.S. Bank National Association, as trustee under the Indenture, or any successor thereto.

“Initial Remarketing Date” means the fifth Business Day immediately preceding the Purchase Contract Settlement Date.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by (i) either its Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either its Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.

“Maximum Share Number” has the meaning set forth in Section 5.01(a)(iii).

“Minimum Share Number” has the meaning set forth in Section 5.01(a)(i).

“non-electing share” has the meaning set forth in Section 5.04(b)(i).

“NYSE” has the meaning set forth in Section 5.01(a).

“Officers’ Certificate” means a certificate signed by (i) either the Company’s Chief Executive Officer, its President or one of its Vice Presidents, and (ii) either the Company’s Corporate Secretary or one of its Assistant Corporate Secretaries or its Treasurer or one of its Assistant Treasurers, and delivered to the Purchase Contract Agent.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent.  An Opinion of Counsel may rely on certificates as to matters of fact.

“Original Agreement” has the meaning set forth in the first recital hereof.

“Outstanding Units” means, with respect to any Unit and as of the date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i)           if a Termination Event has occurred, (x) Corporate Units for which the underlying Senior Notes or Applicable Ownership Interests in the Treasury Portfolio have been theretofore deposited with the Purchase Contract Agent in trust for the Holders of such Corporate Units and (y) Treasury Units;

(ii)          Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(iii)         Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the

Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded.  Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

“Payment Date” means each February 16, May 16, August 16 and November 16 of each year, commencing February 16, 2006.

“Permitted Investments” has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

“Plan” means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

“Pledge” means the pledge under the Pledge Agreement of the Senior Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, in each case constituting a part of the Units (it being understood that the appropriate Applicable Ownership Interest (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio shall not be subject to the Pledge).

“Pledge Agreement” means the Amended and Restated Pledge Agreement, dated as of August 4, 2008, among the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, on its own behalf and as attorney-in-fact for the Holders from time to time of the Units, as amended from time to time.

“Pledged Applicable Ownership Interests” has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

“Pledged Senior Notes” has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

“Pledged Treasury Securities” has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

“Predecessor Certificate” means a Predecessor Corporate Units Certificate or a Predecessor Treasury Units Certificate.

“Predecessor Corporate Units Certificate” of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

“Predecessor Treasury Units Certificate” of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

“Preferred Stock” means shares of Preferred Stock of the Company created by the Statement of Resolutions, convertible into shares of Common Stock as provided in the Statement of Resolutions.

“Primary Treasury Dealer” shall mean a primary U.S. government securities dealer.

“Private Placement Legend” shall have the meaning set forth in Section 3.06(b).

“Proceeds” has the meaning set forth in Section 1.01(e) of the Pledge Agreement.

“Prospectus” means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to Section 5.07 or a Cash Merger Early Settlement of Purchase Contracts pursuant to Section 5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

“Purchase Contract” means, with respect to any Unit, the contract forming a part of such Unit and obligating the Company to (i) sell, and the Holder of such Unit to purchase, shares of Common Stock or Preferred Stock, as applicable, and (ii) pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article 5 hereof.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

“Purchase Contract Settlement Date” means November 16, 2008.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 5.03.

“Purchase Price” has the meaning set forth in Section 5.01(a).

“Purchased Shares” has the meaning set forth in Section 5.04(a)(vi).

“Put Right” has the meaning set forth in Section 8.05 of the Supplemental Indenture.

“Quotation Agent” means any Primary Treasury Dealer selected by the Company.

“Record Date” for any distribution and Contract Adjustment Payment payable on any Payment Date means, as to any Certificate, the first business day of the calendar month in which the relevant Payment Date falls; provided that the Company may, at its option, select any other day as the Record Date for any Payment Date so long as such Record Date selected is more than one Business Day but less than 60 Business Days prior to such Payment Date.

“Redemption Amount” has the meaning set forth in Section 1.02(e) of the Supplemental Indenture.

“Redemption Price” has the meaning set forth in Section 1.02(e) of the Supplemental Indenture.

“Reference Dealer” means a dealer engaged in trading of convertible securities.

“Reference Price” has the meaning set forth in Section 5.01(a)(ii).

“Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement of Purchase Contracts on the Cash Merger Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Remarketing” means the remarketing of the Senior Notes by the Remarketing Agent pursuant to the Remarketing Agreement.

“Remarketing Agent” has the meaning set forth in the Remarketing Agreement.

“Remarketing Agreement” means the Remarketing Agreement, dated as of October 7, 2005, as amended and supplemented by a letter agreement, dated as of August 4, 2008, among the Company, the Remarketing Agent, and the Purchase Contract Agent, as amended from time to time.

“Remarketing Date” means the Initial Remarketing Date, the Second Remarketing Date or the Final Remarketing Date.

“Remarketing Fee” has the meaning set forth in Section 4 of the Remarketing Agreement.

“Remarketing Price” has the meaning set forth in Section 5.02(a).

“Reorganization Event” has the meaning set forth in Section 5.04(b)(i).

“Resale Restriction Termination Date” means, for any Restricted Unit (or beneficial interest therein), one-year (or such other period specified in Rule 144 (or any successor provision)) from the date of issuance.

“Reset Rate” has the meaning set forth in Section 1.02(e) of the Supplemental Indenture.

“Responsible Officer” shall mean, when used with respect to the Purchase Contact Agent, any officer within the corporate trust department of the Purchase Contract Agent, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Purchase Contract Agent who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Purchase Contract Agreement.

“Restricted Unit” means any Unit (or beneficial interest therein) until such time as:

(i)           such Unit (or beneficial interest therein) has been transferred pursuant to a Registration Statement

(ii)           the Resale Restriction Termination Date therefor has passed; or

(iii)           the Private Placement Legend therefor has otherwise been removed pursuant to Section 3.05.

“Rights” has the meaning set forth in Section 5.04(a).

“Rule 144” means Rule 144 under the Securities Act (or any successor rule).

“Rule 144A” means Rule 144A under the Securities Act (or any successor rule).

“Second Remarketing Date” means the fourth Business Day immediately preceding the Purchase Contract Settlement Date.

“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Securities Intermediary” means U.S. Bank National Association, as Securities Intermediary under the Pledge Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of the Pledge Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor who is appointed pursuant to the Pledge Agreement.

“Security Register” and “Security Registrar” have the respective meanings set forth in Section 3.05.

“Senior Indebtedness” means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

“Senior Notes” means the series of notes designated the senior notes due 2010 to be issued by the Company under the Indenture.

“Separate Senior Notes” means Senior Notes that are no longer a component of Corporate Units.

“Separate Senior Notes Purchase Price” means the amount in cash equal to the product of the Remarketing Price multiplied by the number of Separate Senior Notes remarketed in the Remarketing.

“Settlement Rate” has the meaning set forth in Section 5.01(a).

“Special Event” has the meaning set forth in Section 1.02(e) of the Supplemental Indenture.

“Special Event Redemption” means the redemption of the Senior Notes pursuant to the Indenture following the occurrence of a Special Event.

“Special Event Redemption Date” means the date upon which a Special Event Redemption is scheduled to occur pursuant to the Indenture.

“Stated Amount” means, with respect to any one Corporate Unit or Treasury Unit, $25, and, with respect to any one Senior Note, $1,000.

“Statement of Resolutions” means the Statement of Resolutions Establishing a Series of Preferred Stock of PNM Resources, Inc. adopted by the Board of Directors of the Company on September 28, 2004, to be filed by the Company with the New Mexico Public Regulation Commission prior to the Purchase Contract Settlement Date.

“Successful Remarketing” has the meaning set forth in Section 5.02(a).

“Supplemental Indenture” means the Supplemental Indenture, dated as of October 7, 2005, between the Company and the Indenture Trustee.

“Supplemental Indenture No. 2” means the Supplemental Indenture No. 2, dated as of the date hereof, between the Company and the Indenture Trustee.

“Tax Event” has the meaning set forth in Section 1.02(e) of the Supplemental Indenture.

“Termination Date” means the date, if any, on which a Termination Event occurs.

“Termination Event” means the occurrence of any of the following events:

(i)           at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order shall have been entered granting relief under the Bankruptcy Code, adjudicating the Company to be insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Company or any other similar applicable federal or state law and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(ii)           at any time on or prior to the Purchase Contract Settlement Date, a judgment, decree or court order for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the termination or liquidation of its affairs, shall have been entered and if such judgment, decree or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such judgment, decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(iii)           at any time on or prior to the Purchase Contract Settlement Date, the Company shall file a petition for relief under the Bankruptcy Code, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization or liquidation under the Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

“Threshold Appreciation Price” has the meaning set forth in Section 5.01(a).

“TIA” means the Trust Indenture Act of 1939, as amended from time to time, or any successor legislation.

“Trading Day” has the meaning set forth in Section 5.01(a).

“Treasury Portfolio” means a portfolio of (1) U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to November 15, 2008 in an aggregate amount at maturity equal to the Applicable Principal Amount, and, (2) in the case of a Special Event Redemption, for each scheduled Payment Date that occurs after the Special Event Redemption Date to and including the Purchase Contract Settlement Date, U.S. treasury securities (or principal or interest strips thereof) that mature on or prior to the Business Day immediately preceding such scheduled Payment Date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been due on such scheduled Payment Date on the Applicable Principal Amount.

“Treasury Portfolio Purchase Price” means the lowest aggregate ask-side price quoted by a Primary Treasury Dealer to the Quotation Agent between 9:00 a.m. and 11:00 a.m. (New York City time) on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the applicable Treasury Portfolio for settlement on the Special Event Redemption Date.

“Treasury Securities” means zero-coupon U.S. treasury securities that mature on November 15, 2008 (CUSIP No. 912828EC0).

“Treasury Unit” means, following the substitution of Treasury Securities for Pledged Senior Notes or the Pledged Applicable Ownership Interest in the Treasury Portfolio as collateral to secure a Holder’s obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

“Treasury Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

“Trigger Event” has the meaning set forth in Section 5.04(a).

“Unit” means a Corporate Unit or a Treasury Unit, as the case may be.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “Vice President.”

Section 1.02.          Compliance Certificates and Opinions.  Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (other than the Officers’ Certificate provided for in Section 10.05) shall include:

(i)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)           a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.          Form of Documents Delivered to Purchase Contract Agent.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04.          Acts of Holders; Record Dates.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Purchase Contract Agent deems sufficient.

(c)           The ownership of Units shall be proved by the Security Register.

(d)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(e)           The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Units.  If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date.  Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken.  Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder of Units in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder of Units in the manner set forth in Section 1.06, prior to or on the existing Expiration Date.  If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph.  Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

Section 1.05.          Notices.  Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier (with receipt confirmed) or overnight air courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

If to the Purchase Contract Agent:

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration
Telephone:  (212) 361-2505
Telecopy:  (212) 809-4993

If to the Company:

PNM Resources, Inc.
Alvarado Square MS-2704
Albuquerque, New Mexico 87158
Attention:  Treasurer
Telephone:  (505) 241-2700
Telecopy:  (505) 241-2369

If to the Collateral Agent:

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration
Telephone:  (212) 361-2505
Telecopy:  (212) 809-4993

If to the Indenture Trustee:

U.S. Bank National Association
100 Wall Street, Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration
Telephone:  (212) 361-2505
Telecopy:  (212) 809-4993

The Purchase Contract Agent shall send to the Indenture Trustee at the telecopier number set forth above a copy of any notices in the form of Exhibits C, D, E, F or G it sends or receives.

Section 1.06.          Notice to Holders; Waiver.  Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder, shall affect the sufficiency of such notice with respect to other Holders.  Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

Section 1.07.          Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.          Successors and Assigns.  All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.09.          Separability Clause.  In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10.          Benefits of Agreement.  Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement.  The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

Section 1.11.          Governing Law.  This Agreement and the Units shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 1.12.          Legal Holidays.  In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day with the same force and effect as if made on such Payment Date, provided that if such Business Day is in the next succeeding calendar year, then payment of the Contract Adjustment Payments or other distributions will be made on the Business Day immediately preceding such Business Day.  No interest shall accrue or be payable by the Company or to any Holder for the period from and after any such Payment Date.

In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date and Remarketing of Senior Notes shall not settle on such date, but Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected or remarketed Senior Notes shall be settled, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

Section 1.13.          Counterparts.  This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 1.14.          Inspection of Agreement.  A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder.

Section 1.15.          Appointment of Financial Institution as Agent for the Company.  The Company may appoint a financial institution (which may be the Collateral Agent) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof.

Any such appointment shall not relieve the Company in any way from its obligations hereunder.

Section 1.16.          No Waiver.  No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Collateral Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein are cumulative and are not exclusive of any remedies provided by law.

ARTICLE 2

CERTIFICATE FORMS

Section 2.01.          Forms of Certificates Generally.  The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Certificates evidencing Corporate Units) or Exhibit B hereto (in the case of Certificates evidencing Treasury Units), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

Section 2.02.          Form of Purchase Contract Agent’s Certificate of Authentication.  The form of the Purchase Contract Agent’s certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

ARTICLE 3

THE UNITS

Section 3.01.          Amount; Form and Denominations.  The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 4,000,000, except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, 3.05, 3.10, 3.13, 3.14 or 8.05.

The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

Section 3.02.          Rights and Obligations Evidenced by the Certificates.  Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Senior Note or the Applicable Ownership Interest in the Treasury Portfolio, as the case may be, subject to the Pledge of such Senior Note or the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract.  The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to the Pledge Agreement, the Senior Note and the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, if any, forming a part of such Corporate Unit, to the Collateral Agent for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Senior Note and the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, if any, to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock or Preferred Stock, as applicable.

Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Unit Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a 1/40 undivided beneficial interest in a Treasury Security with a principal amount at maturity equal to $1,000, subject to the Pledge of such interest by such Holder pursuant to the Pledge Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract.  The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to the Pledge Agreement, such Holder’s interest in the Treasury Security forming a part of such Treasury Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock or Preferred Stock, as applicable.

Prior to the purchase of shares of Common Stock or Preferred Stock, as applicable, under each Purchase Contract, such Purchase Contract shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock or Preferred Stock, as applicable, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section 3.03.          Execution, Authentication, Delivery and Dating.  Subject to the provisions of Sections 3.13 and 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Chief Financial Officer, its Treasurer or one of its Vice Presidents.  The signature of any of these officers on the Certificates may be manual or facsimile.

Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder’s attorney-in-fact.  Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

Each Certificate shall be dated the date of its authentication.

No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

Section 3.04.          Temporary Certificates.  Pending the preparation of definitive Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay.  After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered.  Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

Section 3.05.          Registration; Registration of Transfer and Exchange.  The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Security Registrar”).  The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office.  Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates that the Holder making the exchange is entitled to receive.

All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed, by the Holder thereof or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Sections 3.04, 3.06 and 8.05 not involving any transfer.

Any transfer of Restricted Units shall be made only upon receipt by the Purchase Contract Agent of such opinions of counsel, certificates and/or other information reasonably required by and satisfactory to it in order to ensure compliance with the Securities Act or in accordance with the terms of the following paragraph.

Upon the transfer, exchange or replacement of Units not bearing a Private Placement Legend, the Purchase Contract Agent shall exchange such Units for Units that do not bear a Private Placement Legend. Upon the transfer, exchange or replacement of Units bearing a Private Placement Legend, the Purchase Contract Agent shall deliver only Units that bear a Private Placement Legend unless:

(i)           such Units are transferred pursuant to a Registration Statement;

(ii)           such Units are transferred pursuant to Rule 144 upon delivery to the Purchase Contract Agent of a certificate of the transferor in a form that may be agreed to between the Company and the Purchase Contract Agent and an Opinion of Counsel reasonably satisfactory to the Purchase Contract Agent and the Company;

(iii)           such Units are transferred, replaced or exchanged after the Resale Restriction Termination Date therefor; or

(iv)           in connection with such transfer, exchange or replacement, the Purchase Contract Agent and the Company shall have received an Opinion of Counsel and other evidence reasonably satisfactory to it to the effect that neither such Private Placement Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

The Private Placement Legend on any Unit shall be removed at the request of the Holder on or after the Resale Restriction Termination Date therefor. The Company shall deliver to the Purchase Contract Agent an Officers’ Certificate promptly upon effectiveness, withdrawal or suspension of any Registration Statement.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Cash Merger Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date.  In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i)           if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate has occurred, deliver the shares of Common Stock or Preferred Stock, as applicable, issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate; or

(ii)           if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Senior Notes, the Treasury Securities, or the appropriate Applicable Ownership Interest in the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

Section 3.06.          Form of Private Placement Legends.  (a) Each Restricted Unit shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE

TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF ANY OF THESE SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF ANY OF THESE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IF AVAILABLE), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE PURCHASE CONTRACT AGENT SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.

(b)           Each Restricted Unit shall bear the private placement legends specified therefor in Section 3.06(a) on the face thereof (together, the “Private Placement Legend”).

Section 3.07.          Notices to Holders.  Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders.

Section 3.08.          Intentionally Omitted.

Section 3.09.          Definitive Certificates.  The Certificates, on original issuance, will be issued in the form of one or more Definitive Certificates, to be delivered to the Holders.  Each such Definitive Certificate shall initially be registered on the books and records of the Company in the name of the Holder to whom it is issued, or such Holder’s nominee.

Section 3.10.          Mutilated, Destroyed, Lost and Stolen Certificates.  If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date.  In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(i)           if the Purchase Contract Settlement Date or Early Settlement Date or Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock or Preferred Stock, as applicable, issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate; or

(ii)           if a Cash Settlement with respect to such lost or mutilated Certificate or if a Termination Event shall have occurred prior to the Purchase Contract Settlement Date, transfer the Senior Notes, the Treasury Securities or the appropriate Applicable Ownership Interest (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, evidenced thereby, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

Section 3.11.          Persons Deemed Owners.  Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution on the Senior Notes or on the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio (if any), as applicable, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

Section 3.12.          Cancellation.  All Certificates surrendered for delivery of shares of Common Stock or Preferred Stock, as applicable, on or after the Purchase Contract Settlement Date or upon the transfer of Senior Notes, or for delivery of Senior Notes, the appropriate Applicable Ownership Interest in the Treasury Portfolio or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early Settlement or a Cash Merger Early Settlement, or upon the registration of transfer or exchange of a Unit, or a Collateral Substitution or the recreation of Corporate Units shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it.  The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent.  No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section, except as expressly permitted by this Agreement.  All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

Section 3.13.          Creation of Treasury Units by Substitution of Treasury Securities.  Unless the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, and subject to the conditions set forth in this Agreement, a Holder may, at any time from and after the date of this Agreement and on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, effect a Collateral Substitution and separate the Pledged Senior Notes from the related Purchase Contracts in respect of all or a portion of such Holder’s Corporate Units by substituting for such Pledged Senior Notes, Treasury Securities or portions thereof in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Senior Notes; provided that Holders may make Collateral Substitutions only in integral multiples of 40 Corporate Units.  To effect such substitution, the Holder must:

(1)
deposit with the Securities Intermediary Treasury Securities having an aggregate principal amount at maturity equal to the aggregate principal amount of the Senior Notes comprising part of all such Corporate Units; and

(2)
transfer the related Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has deposited the relevant amount of Treasury Securities with the Securities Intermediary for credit to the Collateral Account and (ii) instructing the Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Senior Notes underlying such Corporate Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit A to the Pledge Agreement.

Upon receipt of the Treasury Securities described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of such Pledged Senior Notes from the Pledge and the transfer of such Senior Notes to the Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein.  Upon receipt of such Senior Notes, the Purchase Contract Agent shall promptly:

(i)           cancel the related Corporate Units;

(ii)           transfer the Senior Notes to the Holder (such Senior Notes shall be tradable as a separate security, independent of the resulting Treasury Units); and

(iii)           authenticate, execute on behalf of such Holder and deliver Treasury Units in the form of a Treasury Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

Holders who elect to separate the Senior Notes from the related Purchase Contracts and to substitute Treasury Securities for such Senior Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

If the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units and subject to the conditions set forth in this Agreement, a Holder may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio included in such Corporate Units, but only in integral multiples of 4,000 Corporate Units.  In such an event, the Holder shall transfer Treasury Securities having an aggregate principal amount at maturity equal to the aggregate Stated Amount of the Purchase Contracts underlying such Corporate Units to the Securities Intermediary, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio in the manner set forth above.

In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any distributions on the Senior Notes or Applicable Ownership Interest in the Treasury Portfolio constituting a part of such Corporate Units shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or, such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

Section 3.14.          Recreation of Corporate Units.  Unless the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, and subject to the conditions set forth in this Agreement, a Holder of Treasury Units may recreate Corporate Units at any time on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date; provided that Holders of Treasury Units may only recreate Corporate Units in integral multiples of 40 Treasury Units.  To recreate Corporate Units, the Holder must:

(1)           transfer to the Securities Intermediary Senior Notes having an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities comprising part of the Treasury Units; and

(2)           transfer the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, (i) stating that the Holder has transferred the relevant amount of Senior Notes to the Securities Intermediary for deposit in the Collateral Account and (ii) instructing the Purchase Contract Agent to instruct the Collateral Agent to release the Pledged Treasury Securities underlying such Treasury Units, whereupon the Purchase Contract Agent shall promptly provide an instruction to such effect to the Collateral Agent, substantially in the form of Exhibit C to the Pledge Agreement.

Upon receipt of the Senior Notes described in clause (1) above and the instruction described in clause (2) above, in accordance with the terms of the Pledge Agreement, the Collateral Agent will cause the Securities Intermediary to effect the release of the Pledged Treasury Securities having a corresponding aggregate principal amount at maturity from the Pledge and the transfer thereof to the Purchase Contract Agent on behalf of the Holder free and clear of the Company’s security interest therein.  Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

(i)           cancel the related Treasury Units;

(ii)           transfer the Treasury Securities to the Holder; and

(iii)           authenticate, execute on behalf of such Holder and deliver Corporate Units in the form of a Corporate Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent for its services as Collateral Agent) in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

If the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, a Holder of Treasury Units may at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date substitute the Applicable Ownership Interests in the Treasury Portfolio for Treasury Securities, but only in multiples of 4,000 Treasury Units.

In such an event, the Holder shall transfer the appropriate Applicable Ownership Interests in the Treasury Portfolio to the Collateral Agent, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder Treasury Securities in the manner set forth above.

Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the 1/40 of a Treasury Security and the Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

Section 3.15.          Transfer of Collateral upon Occurrence of Termination Event.  Upon the occurrence of a Termination Event and the transfer to the Purchase Contract Agent of the Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities, as the case may be, underlying the Corporate Units and the Treasury Units, as the case may be, pursuant to the terms of the Pledge Agreement, the Purchase Contract Agent shall request transfer instructions with respect to such Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

Upon delivery of a Corporate Units Certificate or Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by appropriate procedures, in accordance with such instructions.  In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Senior Notes, the appropriate Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)           the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Units Certificate or Treasury Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

 (ii)           the expiration of the time period specified in the abandoned property laws of the relevant State in which the Purchase Contract Agent holds such property.

Section 3.16.          No Consent to Assumption.  Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes the debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation.

ARTICLE 4

THE SENIOR NOTES AND APPLICABLE OWNERSHIP
INTERESTS IN THE TREASURY PORTFOLIO

Section 4.01.          Interest Payments; Rights to Interest Payments Preserved.  Any payment on any Senior Note or on the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, which is paid on any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Company (in the case of a Senior Note that is held in the name of the Purchase Contract Agent) or from the Collateral Agent as provided by the terms of the Pledge Agreement (in the case of Applicable Ownership Interests or a Senior Note that is held in the name of the Collateral Agent), be paid by the Purchase Contract Agent to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) of which such Senior Note or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forms a part is registered at the close of business on the Record Date for such Payment Date.

Each Corporate Units Certificate evidencing Senior Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrue interest or distributions, which were carried by the Senior Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio underlying such other Corporate Units Certificate.

In the case of any Corporate Unit with respect to which (A) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02(b) or 5.02(c) hereof, (B) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.07 hereof, (C) Cash Merger Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.04(b)(ii) hereof or (D) a Collateral Substitution is properly effected pursuant to Section 3.13, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest on the Senior Notes or distributions on the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, underlying such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement or Collateral Substitution, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the Record Date.

Except as otherwise expressly provided in the immediately preceding paragraph, in the case of any Corporate Units with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments on the related Senior Notes or distributions on the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Senior Notes or Applicable Ownership Interest in the Treasury Portfolio that formerly comprised a part of such Holder’s Corporate Units, such Holder shall be entitled to receive interest on such Separate Senior Notes or distributions on the Applicable Ownership Interests in the Treasury Portfolio.

Section 4.02.          Notice and Voting.  Under the terms of the Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Senior Notes, but only to the extent instructed in writing by the Holders as described below.  Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:

(i)           containing such information as is contained in the notice or solicitation;

(ii)           stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to such Senior Notes underlying their Corporate Units; and

(iii)           stating the manner in which such instructions may be given.

Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of Senior Notes, as the case may be, as to which any particular voting instructions are received.  In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Senior Notes underlying such Corporate Unit.  The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote such Senior Notes.

The Holders of Corporate Units and Treasury Units shall have no voting or other rights in respect of Common Stock or Preferred Stock, as applicable.

Section 4.03.          Special Event Redemption.  (a) If the Company elects to redeem the Senior Notes on any Payment Date following the occurrence of a Special Event as permitted by the Indenture, it shall notify the Collateral Agent in writing that a Special Event has occurred and that it intends to redeem the Senior Notes on the Special Event Redemption Date.  On the Special Event Redemption Date, the Collateral Agent shall surrender the Pledged Senior Notes to the Indenture Trustee against delivery of an amount equal to the aggregate Redemption Price for such Pledged Senior Notes.  Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the aggregate Redemption Amount of such funds to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

(b)           Upon the occurrence of a Special Event Redemption, (i) the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio will be substituted as Collateral for the Pledged Senior Notes and will be held by the Collateral Agent in accordance with the terms of the Pledge Agreement to secure the obligation of each Holder of a Corporate Unit to purchase Common Stock or Preferred Stock, as applicable, of the Company under the Purchase Contract constituting a part of such Corporate Unit, (ii) the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio will be transferred to the Purchase Contract Agent for the benefit of the Holders of such Corporate Units, (iii) the Holders of Corporate Units and the Collateral Agent shall have such security interest rights and obligations with respect to such Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holders of Corporate Units and the Collateral Agent had in respect of the Senior Notes, as the case may be, subject to the Pledge thereof as provided in the Pledge Agreement, (iv) any reference herein or in the Certificates to the Senior Notes shall be deemed to be a reference to such Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio and (v) any reference herein or in the Certificates to interest on the Senior Notes shall be deemed to be a reference to corresponding distributions on such Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio.  The Company may cause to be made in any Corporate Units Certificates thereafter to be issued such change in phraseology and form (but not in substance) as may be appropriate to reflect the substitution of the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio for Senior Notes as Collateral.

(c)           The Holders of Separate Senior Notes shall directly receive the Redemption Price for the Separate Senior Notes in accordance with the terms of the Indenture.

ARTICLE 5

THE PURCHASE CONTRACTS

Section 5.01.          Purchase of Shares of Common Stock.  (a) Each Purchase Contract shall obligate the Holder of the related Units to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to $25 (the “Purchase Price”), a number of newly issued shares of Common Stock (subject to Sections 5.08 and 5.09) equal to the Settlement Rate (as defined below) unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Unit of which such Purchase Contract is a part shall have occurred.  The “Settlement Rate” is equal to:

(i)           if the Adjusted Applicable Market Value (as defined below) is greater than or equal to $25.116 (the “Threshold Appreciation Price”), 0.9954 shares of Common Stock per Purchase Contract (such number of shares, as adjusted from time to time pursuant to Section 5.04, the “Minimum Share Number”);

(ii)           if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price but greater than $20.93 (the “Reference Price”), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Applicable Market Value; and

(iii) if the Adjusted Applicable Market Value is less than or equal to the Reference Price, 1.1945 shares of Common Stock per Purchase Contract (such number of shares, as adjusted from time to time pursuant to Section 5.04, the “Maximum Share Number”);

in each case rounded upward or downward to the nearest 1/10,000th of a share.

The “Adjusted Applicable Market Value” means (i) prior to any adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a), the Applicable Market Value, and (ii) at the time of and after any adjustment of the Fixed Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a), the Applicable Market Value multiplied by a fraction of which the numerator shall be the Fixed Settlement Rate immediately after such adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) and the denominator shall be the Fixed Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Fixed Settlement Rate.

The “Applicable Market Value” means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

The “Closing Price” per share of Common Stock on any date of determination means:

(i)           the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the “NYSE”) on such date;

(ii)           if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock is so listed;

(iii)           if the Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(iv)           if the bid price referred to in clause (iii) is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

A “Trading Day” means a day on which the Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

(b)           Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit:

(i)             irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

(ii)             agrees to be bound by the terms and provisions thereof;

(iii)             covenants and agrees to perform its obligations under such Purchase Contract for so long as such Holder remains a Holder of a Corporate Unit or a Treasury Unit;

(iv)             consents to the provisions hereof;

(v)             irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement and the Pledge Agreement on its behalf and in its name as its attorney-in-fact;

(vi)             consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Senior Notes and the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or the Treasury Securities pursuant to the Pledge Agreement; and

(vii)             for United States federal, state and local income and franchise tax purposes, agrees to (A) treat an acquisition of the Corporate Units as an acquisition of the Senior Notes and Purchase Contracts constituting the Corporate Units and (B) treat itself as the owner of the applicable interest in the Collateral Account, including the Senior Notes and the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term) or the Treasury Securities, provided that upon a Termination Event, the rights of the Holder of such Units under the Purchase Contract may be enforced without regard to any other rights or obligations.

(c)           Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 5.02 hereof and the provisions of the Pledge Agreement, but subject to the terms thereof, Proceeds of the Senior Notes, the Treasury Securities or the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as applicable, on the Purchase Contract Settlement Date, shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

(d)           Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement, the Purchase Contracts underlying such Certificate and the Pledge Agreement and the transferor shall be released from the obligations under this Agreement, the Purchase Contracts underlying the Certificate so transferred and the Pledge Agreement.  The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

Section 5.02.          Remarketing; Payment of Purchase Price.  (a)  Unless a Special Event Redemption, an Early Settlement or a Cash Merger Early Settlement has occurred prior to the Initial Remarketing Date, the Company shall engage the Remarketing Agent pursuant to the Remarketing Agreement for Remarketing the Senior Notes.  By 12:00 noon (New York City time) on the Business Day immediately preceding the Initial Remarketing Date, the Collateral Agent shall notify the Remarketing Agent of the aggregate principal amount of Pledged Senior Notes, and the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of Separate Senior Notes (if any) that are to be remarketed pursuant to clause (i) below.  Upon receipt of such notice from the Collateral Agent and Custodial Agent, the Remarketing Agent will, on the Initial Remarketing Date, use its commercially reasonable efforts to remarket (based on the Reset Rate) such Pledged Senior Notes and Separate Senior Notes on such date at a price (the “Remarketing Price”) equal to 100% of the aggregate principal amount of such Pledged Senior Notes and Separate Senior Notes being remarketed, as provided in the Remarketing Agreement, for settlement on the Purchase Contract Settlement Date.

(i)           Prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Date immediately preceding such date, Holders of Separate Senior Notes may elect to have their Separate Senior Notes remarketed in all Remarketings under the Remarketing Agreement by delivering their Separate Senior Notes, along with a notice of such election, substantially in the form of Exhibit F to the Pledge Agreement, to the Custodial Agent.  The Custodial Agent shall hold the Separate Senior Notes in an account separate from the Collateral Account in which the Pledged Senior Notes (as defined in the Pledge Agreement) shall be held.  Holders of Separate Senior Notes electing to have their Separate Senior Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit G to the Pledge Agreement, on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date (after which time, such election shall become an irrevocable election to have such Separate Senior Notes remarketed in all Remarketings), upon which notice the Custodial Agent shall return such Separate Senior Notes to such Holder.  By 12:00 noon (New York City time) on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the Separate Senior Notes to be remarketed.

(ii)           Not later than seven calendar days nor more than 15 calendar days prior to the Initial Remarketing Date, the Company shall notify Holders holding Units and Separate Senior Notes of the procedures to be followed in the Remarketings, including in the case of a Failed Final Remarketing the procedures to be followed to exercise Put Rights.

(iii)           The Company agrees to use its reasonable best efforts to ensure that, if required by applicable law, a registration statement with regard to the full amount of the Senior Notes to be remarketed in each Remarketing shall be effective with the Securities and Exchange Commission in a form that will enable the Remarketing Agent to rely on it in connection with each such Remarketing.

(iv)           The Company shall cause a notice of a Failed Final Remarketing to be posted (with a copy of such notice to be provided to the Purchase Contract Agent) on the Business Day immediately following such Failed Final Remarketing on the Company’s website.

If, in spite of using its commercially reasonable efforts, the Remarketing Agent cannot remarket such Pledged Senior Notes and such Separate Senior Notes at the Remarketing Price (other than to the Company) for any reason, or the Remarketing has not occurred because a condition precedent to the Remarketing has not been fulfilled (in each case, a “Failed Remarketing”) on the Initial Remarketing Date, the Remarketing Agent shall, on the Second Remarketing Date, use its commercially reasonable efforts to remarket such Pledged Senior Notes and such Separate Senior Notes at the Remarketing Price for settlement on the Purchase Contract Settlement Date. If, in spite of the Remarketing Agent’s commercially reasonable efforts, a Failed Remarketing shall have occurred on the Second Remarketing Date, the Remarketing Agent shall, on the Final Remarketing Date, use its commercially reasonable efforts to remarket such Pledged Senior Notes and such Separate Senior Notes at the Remarketing Price for settlement on the Purchase Contract Settlement Date.

If the Remarketing Agent is able to remarket such Pledged Senior Notes and such Separate Senior Notes (if any) at the Remarketing Price in any Remarketing (to parties other than the Company) in accordance with the Remarketing Agreement (a “Successful Remarketing”), the Collateral Agent shall, in accordance with the Pledge Agreement, cause the Securities Intermediary to transfer the Pledged Senior Notes upon confirmation of deposit by the Remarketing Agent of the proceeds of such Successful Remarketing in the Collateral Account.  The proceeds from the Remarketing remitted to the Collateral Agent shall be applied to satisfy in full the obligations of such Holders of Corporate Units to pay the Purchase Price for the shares of Common Stock under the related Purchase Contracts on the Purchase Contract Settlement Date.  Any proceeds in excess of those required to pay the Purchase Price will be remitted to the Purchase Contract Agent for payment to the Holders of the related Corporate Units.  With respect to Separate Senior Notes, upon a Successful Remarketing, any proceeds of the Remarketing attributable to the Separate Senior Notes will be remitted to the Custodial Agent for payment to the holders of Separate Senior Notes and the Custodial Agent will cause the separate Senior Notes to be transferred to the Remarketing Agent.

On the Purchase Contract Settlement Date, the Company shall pay the Remarketing Fee to the Remarketing Agent in accordance with the Remarketing Agreement.

In the event of a Successful Remarketing, the Maturity Date may be extended to a date selected by the Company to a date that is two or three years from the date on which the Reset Rate is set.  Such extended maturity date (the “Extended Maturity Date”), if any, will be specified in the remarketing announcement and will become effective on the date on which the Reset Rate is set.

If, in spite of the Remarketing Agent using its commercially reasonable efforts, the Remarketing on the Final Remarketing Date is a Failed Remarketing (a “Failed Final Remarketing”), as of the Purchase Contract Settlement Date, each Holder of any Pledged Senior Notes, unless such Holder has elected Cash Settlement and delivered cash in accordance with Section 5.02(c), shall be deemed to have exercised such Holder’s Put Right with respect to such Senior Notes and to have elected to have a portion of the Proceeds of the Put Right set-off against such Holder’s obligation to pay the aggregate Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, to be issued under the related Purchase Contracts in full satisfaction of such Holders’ obligations under such Purchase Contracts.  Following such set-off, each such Holder’s obligations to pay the Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, will be deemed to be satisfied in full, and the Collateral Agent shall cause the Securities Intermediary to release the Pledged Senior Notes from the Collateral Account and shall promptly transfer the Pledged Senior Notes to the Company.  Thereafter, the Collateral Agent shall promptly remit the remaining portion of the Proceeds of the Holder’s exercise of the Put Right in excess of the aggregate Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, to be issued under such Purchase Contracts to the Purchase Contract Agent for payment to the Holder of the Corporate Units to which such Senior Notes relate.

As soon as practicable after 5:00 p.m. (New York city time) on the Business Day preceding the Purchase Contract Settlement Date, the Collateral Agent, based on cash payment received by the Collateral Agent pursuant to Section 5.02(c)(ii) hereof, shall promptly notify the Purchase Contract Agent and the Indenture Trustee of the aggregate principal amount of Senior Notes pursuant to which a Put Right has been automatically exercised pursuant to this Section 5.02(a).

(b)           (i) Unless a Special Event Redemption, an Early Settlement or a Cash Merger Early Settlement has occurred prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, each Holder of Corporate Units shall have the right to satisfy such Holder’s obligations under the Purchase Contract on the Purchase Contract Settlement Date in cash by notifying the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of its intention to pay in cash (“Cash Settlement”) on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date.  Promptly following 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee by written notice substantially in the form of Exhibit F to this Agreement of the receipt of such notices from Holders intending to make a Cash Settlement.

(ii)           A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Purchase Price to the Collateral Agent for deposit in the Collateral Account on or prior to 11:00 a.m. (New York City time) on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers’ check or wire transfer of immediately available funds payable to or upon the order of the Securities Intermediary.  Any cash so received shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement.  Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

(iii)           If a Holder of a Corporate Unit does not notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(b)(i) above, or does notify the Purchase Contract Agent in accordance with Section 5.02(b)(i) above but fails to make such payment as required by Section 5.02(b)(ii) above, such Holder shall be deemed to have consented to the disposition of the Pledged Senior Notes pursuant to any Remarketing as described in paragraph Section 5.02(a) above.

(iv)           By 12:00 noon (New York City time) on the sixth Business Day preceding the Purchase Contract Settlement Date, the Collateral Agent, based on cash payments received by the Collateral Agent pursuant to Section 5.02(b)(ii) hereof, shall promptly notify the Purchase Contract Agent and the Indenture Trustee of the aggregate principal amount of Senior Notes to be tendered for remarketing in the Remarketings in a notice pursuant to the terms of the Pledge Agreement.

(c)           (i)           Each Holder of a Corporate Unit who intends to effect a Cash Settlement of the underlying Purchase Contract following a Failed Final Remarketing shall so notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit G hereto prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date.  Promptly following 5:00 p.m. (New York City time) on the second Business Day immediately preceding the Purchase Contract Settlement Date, the Purchase Contract Agent shall notify the Collateral Agent and the Indenture Trustee of the receipt of such notices from Holders intending to make a Cash Settlement.

(ii)           A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of its intention to effect a Cash Settlement shall pay the Purchase Price to the Collateral Agent for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date, in lawful money of the United States by certified or cashiers' check or wire transfer, in each case in immediately available funds payable to or upon the order of the Securities Intermediary.  Any cash so received shall be invested promptly by the Securities Intermediary in Permitted Investments and paid to the Company on the Purchase Contract Settlement Date in settlement of the Purchase Contracts in accordance with the terms of this Agreement and the Pledge Agreement.  Any funds received by the Securities Intermediary in respect of the investment earnings from such Permitted Investments in excess of the Purchase Price for the shares of Common Stock to be purchased by such Holder shall be distributed to the Purchase Contract Agent when received for payment to the Holder.

(iii)           If a Holder of a Corporate Unit does not notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(b)(i) or 5.02(c)(i) above, or does notify the Purchase Contract Agent in accordance with Section 5.02(b)(i) or 5.02(c)(i) above but fails to make such payment as required by Section 5.02(b)(ii) or 5.02(c)(ii) above, respectively, such Holder shall be deemed to have automatically exercised such Holder's Put Right following a Failed Final Remarketing as described in Section 5.02(a) above.

(d)           [Intentionally omitted].

(e)           [Intentionally omitted.]

(f)           [Intentionally omitted.]

(g)           Any distribution to Holders of any payments described above shall be payable at the office of the Purchase Contract Agent in New York City maintained for that purpose or, at the option of the Holder, by check mailed to the address of the Person entitled thereto at such address as it appears on the Security Register.

(h)           Upon Cash Settlement of any Purchase Contract:

(i)           the Collateral Agent will in accordance with the terms of the Pledge Agreement cause the Pledged Senior Notes or, the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, underlying the relevant Units to be released from the Pledge, free and clear of any security interest of the Company, and transferred to the Purchase Contract Agent for delivery to the Holder thereof or its designee as soon as reasonably practicable; and

(ii)           subject to the receipt thereof, the Purchase Contract Agent shall, by appropriate procedures, in accordance with written instructions provided by the Holder thereof, transfer such Senior Notes, or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be (or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Senior Notes, or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the abandoned property laws of the relevant state where such property is held).

(i)           The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the Proceeds of the disposition of Collateral and the Purchase Price.

(j)           The Company shall not be obligated to issue any shares of Common Stock or Preferred Stock, as applicable, in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Units unless the Company shall have received payment for the Common Stock or Preferred Stock, as applicable, to be purchased thereunder in the manner herein set forth.

Section 5.03.          Issuance of Shares of Common Stock.  (a) Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Sections 5.04(b)(ii) and 5.08, on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Units, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder.

Subject to the foregoing, upon surrender of a Certificate to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article 5 (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.09 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled.  Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions provided by the Holder to the Purchase Contract Agent.  If any shares of Common Stock issued in respect of a Purchase Contract are to be registered to a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered, no such registration shall be made unless the Person requesting such registration has paid any transfer and other taxes required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

(b)           In the event that a Holder should have made an election pursuant to Section 5.08, this Section 5.03 shall as to such Holder apply to shares of Preferred Stock in lieu of shares of Common Stock.

Section 5.04.          Adjustment of each Fixed Settlement Rate.  (a)  Adjustments for Dividends, Distributions, Stock Splits, Etc.

(i)           In case the Company shall pay or make a dividend or other distribution on Common Stock in Common Stock, each Fixed Settlement Rate in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by dividing each Fixed Settlement Rate by a fraction of which:

(A)           the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

(B)        the denominator shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the total number of shares constituting such dividend or other distribution, such increase in each Fixed Settlement Rate to become effective immediately at the opening of business on the Business Day following the date fixed for such determination.  For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company agrees that it shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(ii)           In case the Company shall issue rights, warrants or options, other than pursuant to any dividend reinvestment plans or share purchase plans (that are not available on an equivalent basis to holders of Units upon settlement of the Purchase Contracts), to all holders of its Common Stock entitling them, for a period expiring within 45 days after the record date for the determination of shareholders entitled to receive such rights, warrants or options, to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share of Common Stock on the date of announcement of such issuance, each Fixed Settlement Rate in effect at the close of business on the date of such announcement shall be increased by dividing such Fixed Settlement Rate by a fraction of which:

(A)           the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase in the manner described in this Section 5.04(a)(ii) would purchase at the Current Market Price on the date of such announcement; and

(B)           the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such announcement plus the number of shares of Common Stock so offered for subscription or purchase, such increase in each Fixed Settlement Rate to become effective immediately after the opening of business on the Business Day following the date of such announcement.  The Company agrees that it shall notify the Purchase Contract Agent if any issuance of such rights, warrants or options is cancelled or not completed following the announcement thereof and each Fixed Settlement Rate shall thereupon immediately be readjusted to the Fixed Settlement Rate that would then be in effect if such issuance had not been declared. For the purposes of this clause (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company agrees that it shall not issue any such rights, warrants or options in respect of shares of Common Stock held in the treasury of the Company.

(iii)           In case outstanding shares of Common Stock shall be subdivided or split into a greater number of shares of Common Stock, each Fixed Settlement Rate in effect at the close of business on the day preceding the day upon which such subdivision or split becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, each Fixed Settlement Rate in effect at the close of business on the day preceding the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately at the opening of business on the Business Day following the day upon which such subdivision, split or combination becomes effective.

(iv)           (w)  In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including shares of capital stock, securities, cash and property but excluding any rights, warrants or options referred to in Section 5.04(a)(ii) above, or any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in Section 5.04(a)(i) above) (any of the foregoing hereinafter in this Section 5.04(a)(iv) called the “Distributed Property”), each Fixed Settlement Rate in effect at the close of business on the date fixed for the determination of shareholders entitled to receive such distribution shall be adjusted by dividing each Fixed Settlement Rate by a fraction of which:

(A)           the numerator shall be the Current Market Price per share of Common Stock on the date fixed for such determination less the then fair market value of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock (as determined by the Board of Directors, whose determination shall be conclusive and the basis for which shall be described in a Board Resolution); and

(B)           the denominator shall be such Current Market Price per share of Common Stock,

such adjustment to each Fixed Settlement Rate to become effective at the opening of business on the Business Day following the date fixed for the determination of shareholders entitled to receive such distribution; provided that if the fair market value of the Distributed Property applicable to one share of Common Stock is equal to or greater than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon settlement the amount of Distributed Property such Holder would have received had such Holder settled each Purchase Contract on the date fixed for such determination as if the Purchase Contract Settlement Date were such date fixed for such determination.  In any case in which this Section 5.04(a)(iv) is applicable, Section 5.04(a)(ii) shall not be applicable.  In the event that such dividend or distribution is not so paid or made, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(x)  Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, clause (w) above shall not apply and instead each Fixed Settlement Rate shall be increased so that each Fixed Settlement Rate shall be equal to the rate determined by multiplying each such rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction of which,

(A)             the numerator shall be the sum of (A) the average of the Closing Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which “ex-dividend trading” commences for such dividend or distribution on the NYSE, the Nasdaq Stock Market or such other national or regional exchange or market on which such securities are then listed or quoted (the “Ex-Dividend Date”) plus (B) the average Closing Prices of the securities distributed in respect of each share of Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

(B)    the denominator shall be the average of the Closing Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to each Fixed Settlement Rate to become effective immediately prior to the opening of business on the Business Day following the record date with respect to such distribution.  In any case in which this paragraph (x) is applicable, Section 5.04(a)(i), Section 5.04(a)(ii) and paragraph (w) of this Section 5.04(a)(iv) shall not be applicable.

(y)  Notwithstanding anything to the contrary contained in this Section 5.04(a), rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”) (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.04(a) (and no adjustment to each Fixed Settlement Rate under this Section 5.04(a) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to each Fixed Settlement Rate shall be made under this Section 5.04(a)(iv).  In addition, in the event of any distribution of rights, options or warrants, or any Trigger Event with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to each Fixed Settlement Rate under this Section 5.04(a) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, each Fixed Settlement Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, each Fixed Settlement Rate shall be readjusted as if such rights, options and warrants had not been issued.

(z)                 For purposes of this Section 5.04(a)(iv) and Section 5.04(a)(i) and Section 5.04(a)(ii), any dividend or distribution to which this Section 5.02(a)(iv) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Fixed Settlement Rate adjustment required by this Section 5.04(a)(iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Fixed Settlement Rate adjustment required by Section 5.04(a)(i) and Section 5.04(a)(ii) with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of shareholders entitled to receive such rights, options or warrants” and “the date fixed for such determination” within the meaning of Section 5.04(a)(i) and Section 5.04(a)(ii) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for the determination of shareholders entitled to receive such dividend or other distribution” or “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 5.04(a)(i).

(v)           In case the Company or any of its subsidiaries shall make any dividend or distribution consisting exclusively of cash to all holders of outstanding shares of Common Stock (excluding any cash dividend or distribution on Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed $0.40 (the “Dividend Threshold Amount”), then each Fixed Settlement Rate will be adjusted by dividing each Fixed Settlement Rate in effect immediately prior to the close of business on the record date with respect to such dividend or distribution by a fraction of which,

(A)           the numerator is the Current Market Price on the date fixed for the determination of stockholders entitled to receive such distribution, less the amount per share of Common Stock of such dividend or distribution in excess of the Dividend Threshold Amount; and

(B)           the denominator is such Current Market Price, such adjustment to each Fixed Settlement Rate to be effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of stockholders entitled to receive such distribution; provided that if an adjustment is required to be made under this clause as a result of a distribution that is not a regular quarterly dividend, the Dividend Threshold Amount will be deemed to be zero; and provided further that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon settlement the amount of cash such Holder would have received had such Holder settled each Purchase Contract on the date fixed for such determination as if the Purchase Contract Settlement Date were such date fixed for such determination.  The Dividend Threshold Amount is subject to adjustment from time to time in a manner inversely proportional to any adjustment made to each Fixed Settlement Rate under this Section 5.04; provided that no adjustment will be made to the Dividend Threshold Amount for any adjustment made pursuant to this clause (v).

(vi)           In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, each Fixed Settlement Rate shall be increased so that the same shall equal the rate determined by dividing such Fixed Settlement Rate in effect immediately prior to the Expiration Time by a fraction,

(A)           the numerator of which shall be equal to the product of (x) the Current Market Price of a share of Common Stock as of the Expiration Time and (y) the number of shares of Common Stock outstanding (including any shares accepted in terms of the tender or exchange offer, such shares being referred to as the “Purchased Shares”) at the Expiration Time less the fair market value (determined by the Board of Directors as aforesaid) of the aggregate consideration payable to stockholders for all Purchased Shares, and

(B)           the denominator of which shall be the product of (x) the number of shares of Common Stock outstanding at the Expiration Time less any Purchased Shares and (y) the Current Market Price of a share of Common Stock at the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time.  If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, each Fixed Settlement Rate shall again be adjusted to be the Fixed Settlement Rate that would then be in effect if such tender or exchange offer had not been made.

(vii)           The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a Reorganization Event to which Section 5.04(b) applies) shall be deemed to involve:

(A)           a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of shareholders entitled to receive such distribution” and the “date fixed for such determination” within the meaning of paragraph (iv) of this Section 5.04(a)); and

(B)           a subdivision, split or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision or split becomes effective” or “the day upon which such combination becomes effective”, as the case may be, and “the day upon which such subdivision, split or combination becomes effective” within the meaning of this Section 5.04(a)(vii)).

(viii)           All adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  If any adjustments are made to each Fixed Settlement Rate pursuant to this Section 5.04(a), an adjustment shall also be made to the Applicable Market Value solely to determine which of clauses (i), (ii) or (iii) of the definition of Settlement Rate in Section 5.01(a) will apply on the Purchase Contract Settlement Date or any Cash Merger Early Settlement Date.  Such adjustment shall be made by multiplying the Applicable Market Value by the Adjustment Factor.  The “Adjustment Factor” means, initially, a fraction the numerator of which shall be the Maximum Settlement Rate immediately after the first adjustment to each Fixed Settlement Rate pursuant to this Section 5.04(a) and the denominator of which shall be the Maximum Settlement Rate immediately prior to such adjustment.  Each time an adjustment is required to be made to each Fixed Settlement Rate pursuant to this Section 5.04(a), the Adjustment Factor shall be multiplied by a fraction the numerator of which shall be the Maximum Settlement Rate immediately after such adjustment to each Fixed Settlement Rate pursuant to this Section 5.04(a) and the denominator of which shall be the Maximum Settlement Rate immediately prior to such adjustment.  Notwithstanding the foregoing, if any adjustment to each Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by this Section 5.04(a) during the period taken into consideration for determining the Applicable Market Value, the 20 individual Closing Prices used to determine the Applicable Market Value shall be adjusted rather than the Applicable Market Value and the Applicable Market Value shall be determined by (A) multiplying the Closing Prices for Trading Days prior to such adjustment to each Fixed Settlement Rate by the Adjustment Factor in effect prior to such adjustment, (B) multiplying the Closing Prices for Trading Days following such adjustment by the Adjustment Factor reflecting such adjustment, and (C) dividing the sum of all such adjusted Closing Prices by 20.

(ix)           The Company may, but shall not be required to, make such increases in each Fixed Settlement Rate, in addition to those required by this Section 5.04(a), as the Board of Directors considers to be advisable.  The Company may make such a discretionary adjustment only if it makes the same proportionate adjustment to each Fixed Settlement Rate.  No adjustment in the Fixed Settlement Rate shall be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment, and provided further that any such adjustment of less than one percent that has not been made shall be made (x) upon the end of the Company’s fiscal year and (y) upon the Purchase Contract Settlement Date.

(x)           If the Company hereafter adopts any stockholder rights plan involving the issuance of preference share purchase rights or other similar rights (the “Rights”) to all holders of the Common Stock, a Holder shall be entitled to receive upon settlement of any Purchase Contract, in addition to the shares of Common Stock issuable upon settlement of such Purchase Contract, the related Rights for the Common Stock, unless such Rights under the future stockholder rights plan have separated from the Common Stock at the time of conversion, in which case each Fixed Settlement Rate shall be adjusted as provided in Section 5.04(a)(iv) on the date such Rights separate from the Common Stock.

(b)           Adjustment for Consolidation, Merger or Other Reorganization Event.

(i)           In the event of:

(A)           any consolidation or merger of the Company with or into another Person (other than a merger or consolidation in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another corporation);

(B)           any sale, transfer, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety;

(C)           any statutory share exchange of the Company with another Person (other than in connection with a merger or acquisition); or

(D)           any liquidation, dissolution or termination of the Company other than as a result of or after the occurrence of a Termination Event (any event described in clauses (A), (B), (C) and (D), a “Reorganization Event”), each Holder will receive, in lieu of shares of Common Stock, on the Purchase Contract Settlement Date or any Early Settlement Date with respect to each Purchase Contract forming a part thereof, the kind and amount of securities, cash and other property receivable upon such Reorganization Event (without any interest thereon, and without any right to dividends or distribution thereon if such dividends or distributions have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of one share of Common Stock (the “Exchange Property”), multiplied by the applicable Settlement Rate.  The kind and amount of Exchange Property will be determined assuming such holder of one Share of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Reorganization Event (provided that if the kind or amount of securities, cash and other property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof and in respect of which rights of election shall not have been exercised (“non-electing share”), then for the purpose of this Section 5.04(b)(i) the kind and amount of securities, cash and other property receivable upon such Reorganization Event shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

For purposes of determining the applicable Settlement Rate under this Section 5.04(b)(i) and Section 5.04(b)(ii), the term “Applicable Market Value” shall be deemed to refer to the “Applicable Market Value” of the Exchange Property, and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities, (B) in the case of any cash that composes all or part of the Exchange Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Exchange Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that prior to the separation of the Rights or any similar stockholder rights from the Common Stock, such Rights or similar stockholder rights shall be deemed to have no value.  For the purposes of this paragraph only, the term “Closing Price” shall be deemed to refer to the closing sale price, last quoted bid price or mid-point of the last bid and ask prices, as the case may be, of any publicly traded securities that comprise all or part of the Exchange Property and the term “Trading Day” shall be deemed to refer to any publicly traded securities that comprise all or part of the Exchange Property.

In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person that acquires the assets of the Company or, in the event of a liquidation, dissolution or termination of the Company, the Company or a liquidating trust created in connection therewith, shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Unit shall have the rights provided by this Section 5.04(b)(i).  Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be, in the sole judgment of the parties executing such agreement, as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04 shall similarly apply to successive Reorganization Events.

(ii)           Prior to the Purchase Contract Settlement Date, in the event of a consolidation or merger of the Company with or into another Person, or any merger of another Person into the Company (other than a merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock), in each case in which 30% or more of the total consideration paid to the Company’s shareholders consists of cash or cash equivalents (a “Cash Merger”), then a Holder of a Unit may settle (“Cash Merger Early Settlement”) its Purchase Contract, upon the conditions set forth below, at the Settlement Rate in effect immediately prior to the closing of the Cash Merger; provided that no Cash Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(ii) unless, at the time such Cash Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act.  If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Cash Merger Early Settlement.  If a Holder elects a Cash Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Cash Merger Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments, with respect to such Purchase Contracts (except when the Cash Merger Early Settlement Date falls after any Record Date and prior to the next succeeding Payment Date, in which case Contract Adjustment Payments shall be payable to the Person in whose name a Certificate is registered at the close of business on such Record Date relating to the next succeeding Payment Date).  The Company shall pay such amount as a credit against the amount otherwise payable by such Holder to effect such Cash Merger Early Settlement.

Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of such completion of a Cash Merger, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(ii), the date on which such Cash Merger Early Settlement shall occur (which date shall be at least ten days after the date of such written notice by the Company, but which shall in no event be later than the earlier of 20 days after the date of such written notice by the Company and the seventh Business Day immediately preceding the Purchase Contract Settlement Date) (the “Cash Merger Early Settlement Date”), the applicable Settlement Rate and the amount (per share of Common Stock) of cash, securities and other consideration receivable by the Holder, including the amount of Contract Adjustment Payments receivable, upon settlement.

Corporate Units Holders (unless Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units) and Treasury Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii) in integral multiples of 40 Corporate Units or Treasury Units, as the case may be.  If Applicable Ownership Interests in the Treasury Portfolio have replaced Applicable Ownership Interests in Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii) in multiples of 4,000 Corporate Units.  Other than the provisions relating to timing of notice and settlement, which shall be as set forth in the immediately preceding paragraph, the provisions of Section 5.01 shall apply with respect to a Cash Merger Early Settlement pursuant to this Section 5.04(b)(ii).

In order to exercise the right to effect Cash Merger Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the result of:

(i)           the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, less

(ii)           the amount of any accrued and unpaid Contract Adjustment Payments (except when the Cash Merger Early Settlement Date falls after any Record Date and prior to the next succeeding Payment Date).

Upon receipt of such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and notify the Collateral Agent that all the conditions necessary for a Cash Merger Early Settlement by a Holder have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price.

Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the immediately preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes or the Pledged Applicable Ownership Interests in the Treasury Portfolio, in the case of a Holder of Corporate Units or (2) the Pledged Treasury Securities, in the case of a Holder of Treasury Units, in each case with a Value equal to the product of (x) the Stated Amount and (y) the number of Purchase Contracts as to which such Holder has elected to effect Cash Merger Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Applicable Ownership Interests in the Treasury Portfolio or Senior Notes underlying Pledged Applicable Ownership Interests in Senior

 Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.04(b)(ii), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date:

(A)           the kind and amount of securities, cash and other property receivable upon such Cash Merger by a Holder of the number of shares of Common Stock issuable on account of each Purchase Contract (regardless of any choice by a Holder pursuant to Section 5.08 to receive Preferred Stock in lieu of Common Stock) if the Purchase Contract Settlement Date had occurred immediately prior to such Cash Merger (based on the Settlement Rate in effect at such time), assuming such Holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person to the extent such Cash Merger provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates and such Holder failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Cash Merger (provided that if the kind or amount of securities, cash and other property receivable upon such Cash Merger is not the same for each non-electing share, then for the purpose of this Section 5.04(b)(ii), the kind and amount of securities, cash and other property receivable upon such Cash Merger by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).  For the avoidance of doubt, for the purposes of determining the Applicable Market Value (in connection with determining the appropriate Settlement Rate to be applied in the foregoing sentence), the date of the closing of the Cash Merger shall be deemed to be the Purchase Contract Settlement Date;

(B)           the Senior Notes, the Applicable Ownership Interests in the Treasury Portfolio or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement; and

(C)           if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(ii).

The Corporate Units or the Treasury Units of the Holders who do not elect Cash Merger Early Settlement in accordance with the foregoing will continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.

(c)           All calculations and determinations pursuant to this Section 5.04 shall be made by the Company or its agent and the Purchase Contract Agent shall have no responsibility with respect to this Agreement.

Section 5.05.          Notice of Adjustments and Certain Other Events.  (a) Whenever the Fixed Settlement Rate is adjusted as provided under Section 5.04(a), or the Settlement Rate is adjusted under Section 5.04(b), the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware):

(i)           compute the adjusted Fixed Settlement Rate or Settlement Rate, as the case may be, in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officers’ Certificate setting forth the Fixed Settlement Rate or Settlement Rate, as the case may be, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)           provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the Fixed Settlement Rate or Settlement Rate, as the case may be, was determined and setting forth the adjusted Fixed Settlement Rate or Settlement Rate, as the case may be.

(b)           The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Units to determine whether any facts exist which may require any adjustment of the Fixed Settlement Rate or Settlement Rate, as the case may be, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Purchase Contract Agent shall be fully authorized and protected in relying on any Officers’ Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.  The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or Preferred Stock, as applicable, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto.  The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or Preferred Stock, as applicable, pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

Section 5.06.          Termination Event; Notice.  The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments), if the Company shall have such obligation, and the rights and obligations of Holders to purchase Common Stock or Preferred Stock, as applicable, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the Senior Notes, the Treasury Securities or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, forming part of such Units, in accordance with the provisions of Section 5.04 of the Pledge Agreement.  Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

Section 5.07.          Early Settlement.  (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Purchase Contracts underlying Units having an aggregated Stated Amount equal to $1,000 or an integral multiple thereof may be settled early (“Early Settlement”) at any time on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act.  If such a Registration Statement is so required, the Company covenants and agrees to use reasonable best efforts to (i) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement.

(b)           In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, at any time prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Early Settlement Amount”) equal to the sum of:

(i)           the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

(ii)           if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

Except as provided in the immediately preceding sentence, no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock or Preferred Stock, as applicable, issued upon such Early Settlement.  If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Units on or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the “Early Settlement Date” with respect to such Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the “Early Settlement Date” with respect to such Units shall be the next succeeding Business Day.

Upon the receipt of such Certificate and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing.  The Purchase Contract Agent shall then, in accordance with Section 5.06 of the Pledge Agreement, notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount and (C) all conditions to such Early Settlement have been satisfied.

Holders of Treasury Units may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 40 Treasury Units.  If the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, Corporate Units Holders may only effect Early Settlement pursuant to this Section 5.07 in integral multiples of 4,000 Corporate Units.

Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Purchase Contracts shall immediately and automatically terminate.

(c)           Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, 0.9954 newly issued shares of Common Stock, or 0.09954 newly issued shares of Preferred Stock, as applicable, as adjusted in the same manner and the same time as the Settlement Rate is adjusted (the “Early Settlement Rate”).

(d)           No later than the third Business Day after the applicable Early Settlement Date, the Company shall cause:

(i)           the shares of Common Stock or Preferred Stock, as applicable, issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.09; and

(ii)           the related Pledged Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio (as specified in clause (i) of the definition of such term), as applicable, in the case of Corporate Units, or the related Pledged Treasury Securities, in the case of Treasury Units, to be released from the Pledge by the Collateral Agent, free and clear of the Company’s security interest therein, and transferred, in each case, to the Purchase Contract Agent for delivery to the Holder thereof or its designee.

(e)           Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock or Preferred Stock, as applicable, from the Company and the Senior Notes, the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units:

(i)           transfer to the Holder the Senior Notes, the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or Treasury Securities, as the case may be, forming a part of such Units,

(ii)           deliver to the Holder a certificate or certificates for the full number of shares of Common Stock or Preferred Stock, as applicable, issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.09, and

(iii)           if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock or Preferred Stock, as applicable, issuable upon such Early Settlement as contemplated by (a).

(f)           In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

(g)           A Holder of a Unit who effects Early Settlement may elect to have the Senior Notes no longer a part of a Corporate Unit remarketed in accordance with the provisions of Section 5.02.

Section 5.08.          Election to Receive Preferred Stock in Lieu of Common Stock.  At any time prior to the Purchase Contract Settlement Date, any Holder may elect that its obligation to purchase, and the Company’s related obligation to issue and sell to it, Common Stock pursuant to the terms of this Article 5 be converted into obligations to purchase, issue and sell Preferred Stock, by delivering written notice of such election to the Purchase Contract Agent and the Company.  Upon such election, such Holder shall become obligated to purchase, and the Company shall become obligated to issue and sell to it, one-tenth of a share of Preferred Stock for each share of Common Stock that such Holder would otherwise be obligated to purchase, and the Company would be obligated to issue and sell, pursuant to this Article 5.  Any such election can be terminated by delivering subsequent written notice of such termination to the Purchase Contract Agent and the Company prior to the Purchase Contract Settlement Date.

At any time prior to the Purchase Contract Settlement Date, Holders of not less than a majority of the Outstanding Units may, by delivering written notice to the Company, request the Company to amend the Statement of Resolutions to delete clause (3) of Section D of Article I thereof, and upon such request, the Statement of Resolutions shall be so amended.

Section 5.09.          No Fractional Shares.  No fractional shares or scrip representing fractional shares of Common Stock or Preferred Stock, as applicable, shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement of any Purchase Contracts.  If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock or Preferred Stock, as applicable, that shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered.  Instead of any fractional share of Common Stock or Preferred Stock, as applicable, that would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share times the Applicable Market Value calculated as if the date of such settlement were the Purchase Contract Settlement Date.  The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.09 in a timely manner.

Section 5.10.          Charges and Taxes.  The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock or Preferred Stock, as applicable, pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock or Preferred Stock, as applicable, in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 5.11.          Contract Adjustment Payments.  (a)  Subject to Section 5.11(d), the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date.  The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the Borough of Manhattan, New York City maintained for that purpose.  The Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.  If any date on which Contract Adjustment Payments are to be made is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day (and without any interest in respect of such delay).  Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.  The Contract Adjustment Payments will accrue from October 7, 2005.

(b)           Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments) shall cease.

(c)           Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments, which right was carried by the Purchase Contracts underlying such other Certificates.

(d)           In the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Unit is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, and the right to receive accrued and unpaid Contract Adjustment Payments as set forth in Section 5.04(b)(ii), in the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected, Contract Adjustment Payments that would otherwise be payable after the Early Settlement or Cash Merger Early Settlement Date with respect to such Purchase Contract shall not be payable.

(e)           The Company’s obligations with respect to Contract Adjustment Payments, if any, will be subordinated and junior in right of payment to the Company’s obligations under any Senior Indebtedness.

(f)           In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.11(h) below, that (i) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (ii) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the

Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

(i)            the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (i) and (ii) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Units;

(ii)           any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Section 5.11(e) through (q), including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Units; and

(iii)           in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be received by the Purchase Contract Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Section 5.11(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

(g)           For purposes of Section 5.11(e) through (q), the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.11(e) through (q) with respect to such Contract Adjustment Payments on the Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the indebtedness or guarantee of indebtedness, as the case may be, that constitutes Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment;

(h)           Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.11(e) through (q) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

(i)           Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.11(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.11(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

(j)           Nothing contained in Section 5.11(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.11(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(k)           Upon payment or distribution of assets of the Company referred to in Section 5.11(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or Purchase Contract Agent or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 5.11(e) through (q).

(l)           The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders.  In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.11(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.11(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

(m)           Nothing contained in Section 5.11(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in this Section 5.11(e) through (q).

(n)           Each Holder of Units, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.11(e) through (q) and appoints the Purchase Contract Agent its attorney-in-fact, as the case may be, for any and all such purposes.

(o)           The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Units pursuant to the provisions of this Section.  Notwithstanding the provisions of Section 5.11(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Institutional Trust Services department from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

(p)           The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

(q)           No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

(r)           Nothing in this Section 5.11 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

(s)           With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.11 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to such holders.

ARTICLE 6

REMEDIES

Section 6.01.          Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock or Preferred Stock.  Each Holder of a Unit shall have the right, which is absolute and unconditional, (i) subject to Article 5, to receive each Contract Adjustment Payment with respect to the Purchase Contract comprising part of such Unit on the respective Payment Date for such Unit and (ii) except upon and following a Termination Event, to purchase shares of Common Stock or Preferred Stock, as applicable, pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock or Preferred Stock, as applicable, and such rights shall not be impaired without the consent of such Holder.

Section 6.02.          Restoration of Rights and Remedies.  If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

Section 6.03.          Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.04.          Delay or Omission Not Waiver.  No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right.  Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.05.          Undertaking for Costs.  All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of interest on any Senior Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock or Preferred Stock, as applicable, under the Purchase Contracts constituting part of any Unit held by such Holder.

Section 6.06.          Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

THE PURCHASE CONTRACT AGENT

Section 7.01.          Certain Duties and Responsibilities.  (a)  The Purchase Contract Agent:

(i)           undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth to be performed by it in this Agreement, the Pledge Agreement and the Remarketing Agreement and no implied covenants or obligations shall be read into this Agreement, the Pledge Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

(ii)           in the absence of bad faith or gross negligence on its part, may, with respect to the Units, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Pledge Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement, the Pledge Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).

(b)           No provision of this Agreement, the Pledge Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)           this subsection shall not be construed to limit the effect of subsection (a) of this Section;

(ii)           the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and

(iii)           no provision of this Agreement or the Pledge Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(c)           Whether or not therein expressly so provided, every provision of this Agreement, the Pledge Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

(d)           The Purchase Contract Agent is authorized to execute and deliver the Pledge Agreement and the Remarketing Agreement in its capacity as Purchase Contract Agent.

Section 7.02.          Notice of Default.  Within 30 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has actual knowledge, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Units, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived.

Section 7.03.          Certain Rights of Purchase Contract Agent.  Subject to the provisions of Section 7.01:

(a)           the Purchase Contract Agent may, in the absence of bad faith, conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, Senior Note, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Agreement, the Pledge Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d)           the Purchase Contract Agent may consult with counsel of its selection appointed with due care by it hereunder and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the relevant books, records and premises of the Company, personally or by agent or attorney;

(f)           the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

(g)           the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity reasonably satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(h)           the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in the absence of bad faith or gross negligence by it;

(i)           the Purchase Contract Agent shall not be deemed to have notice of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Units and this Agreement;

(j)           the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)           the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(l)           the Purchase Contract Agent shall not be required to initiate or conduct any litigation or collection proceedings hereunder and shall have no responsibilities with respect to any default hereunder except as expressly set forth herein.

Section 7.04.          Not Responsible for Recitals or Issuance of Units.  The recitals contained herein, in the Pledge Agreement, the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity.  The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units, or of the Pledge Agreement or the Pledge or the Collateral and shall have no responsibility for perfecting or maintaining the perfection of any security interest in the Collateral.  The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section 7.05.          May Hold Units.  Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent.  The Company may become the owner or pledgee of Units.

Section 7.06.          Money Held in Custody.  Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law or provided herein.  The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise provided hereunder or agreed in writing with the Company.

Section 7.07.          Compensation and Reimbursement.  The Company agrees:

(a)           to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder, under the Pledge Agreement and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

(b)           except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement, the Pledge Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel) in connection with the negotiation, preparation, execution and delivery and performance of this Agreement, the Pledge Agreement and the Remarketing Agreement and any modification, supplement or waiver of any of the terms thereof, except any such expense, disbursement or advance as may be attributable to its gross negligence, willful misconduct or bad faith; and

(c)           to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (and each of its directors, officers, agents and employees (collectively, the “Indemnitees”) for, and to hold it harmless against, any loss, claim, damage, fine, penalty, liability or expense (including reasonable fees and expenses of counsel) incurred without gross negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its duties hereunder and under the Pledge Agreement and the Remarketing Agreement, including the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

Section 7.08.          Corporate Purchase Contract Agent Required, Eligibility.  There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09.          Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b)           The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation.  If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c)           The Purchase Contract Agent may be removed at any time by Act of the Holders of at least a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company.  If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment at the expense of the Company of a successor Purchase Contract Agent.

(d)           If at any time:

(i)           the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, as if the Purchase Contract Agent were an indenture trustee under an indenture qualified under the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months;

(ii)           the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)           the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e)           If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10.  If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f)           The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register.  Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

Section 7.10.          Acceptance of Appointment by Successor.  (a)  In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

(b)           Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in subsection (a) of this Section.

(c)           No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

Section 7.11.          Merger, Conversion, Consolidation or Succession to Business.  Any Person into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

Section 7.12.          Preservation of Information; Communications to Holders.  (a)  The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

(b)           If three or more Holders (herein referred to as “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

Section 7.13.          No Obligations of Purchase Contract Agent.  Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Pledge Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder.  The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article 5 hereof.  Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, directors, employees or agents be liable under this Agreement, the Pledge Agreement or the Remarketing Agreement to any third party for indirect, incidental, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent and regardless of the form of action.

Section 7.14.          Tax Compliance.  (a)  The Purchase Contract Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units.  Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(b)           The Purchase Contract Agent shall comply in accordance with the terms hereof with any reasonable written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a) hereof.

(c)           The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE 8

SUPPLEMENTAL AGREEMENTS

Section 8.01.          Supplemental Agreements Without Consent of Holders.  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, to:

(a)           evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

(b)           add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

(c)           evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent;

(d)           make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b);

(e)           except as provided for in Section 5.04, cure any ambiguity (or formal defect) or correct or supplement any provisions herein which may be inconsistent with any other provisions herein; or

(f)           make any other provisions with respect to such matters or questions arising under this Agreement, provided that such action shall not adversely affect the interests of the Holders in any material respect.

Section 8.02.          Supplemental Agreements with Consent of Holders.  With the consent of the Holders of not less than a majority of the Outstanding Units voting together as one class, including without limitation the consent of the Holders obtained in connection with a tender or an exchange offer, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when duly authorized, and the Purchase Contract

Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units; provided, however, that, except as contemplated herein, no such supplemental agreement shall, without the unanimous consent of the Holders of each outstanding Purchase Contract affected thereby,

(a)           change any Payment Date;

(b)           change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under the Purchase Contract, unless such change is not adverse to the Holders, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral or adversely alter the rights in or to such Collateral;

(c)           reduce any Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable;

(d)           impair the right to institute suit for the enforcement of any Purchase Contract or any Contract Adjustment Payments;

(e)           reduce the number of shares of Common Stock or Preferred Stock, as applicable, or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or Preferred Stock, as applicable, or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder’s rights under the Purchase Contract; or

(f)           reduce the percentage of the outstanding Purchase Contracts the consent of whose Holders is required for any modification or amendment to the provisions of this Agreement, the Purchase Contracts or the Pledge Agreement;

provided that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of Holders of not less than a majority of such class; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f) above.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03.          Execution of Supplemental Agreements.  In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent shall be provided, and (subject to Section 7.01) shall be fully authorized and protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.  The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise.

Section 8.04.          Effect of Supplemental Agreements.  Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05.          Reference to Supplemental Agreements.  Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement.  If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by  the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

ARTICLE 9

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01.          Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except under Certain Conditions.  The Company covenants that it will not consolidate with, convert into, or merge with and into, any other corporation or sell, assign, transfer, lease or convey all or substantially all of its properties and assets to any Person, unless:

(a)       either the Company shall be the continuing corporation, or the successor (if other than the Company) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto), the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such corporation; and

(b)       the Company or such successor corporation, as the case may be, shall not, immediately after such consolidation, conversion, merger, sale, assignment, transfer, lease or conveyance,

be in default of payment obligations under the Purchase Contracts, this Agreement, the Pledge Agreement, the Indenture (including any supplement thereto) or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.

Section 9.02.          Rights and Duties of Successor Corporation.  In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance and upon any such assumption by a successor corporation in accordance with Section 9.01, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company.  Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of PNM Resources, Inc., any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose.  All the Certificates issued shall in all  respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

In case of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

Section 9.03.          Officers’ Certificate and Opinion of Counsel Given to Purchase Contract Agent.  The Purchase Contract Agent, subject to Sections 7.01 and 7.03, shall receive an Officers’ Certificate and an Opinion of

Counsel as conclusive evidence that any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, share exchange, sale, assignment, transfer, lease or conveyance have been met.

ARTICLE 10

COVENANTS

Section 10.01.        Performance Under Purchase Contracts.  The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.02.        Maintenance of Office or Agency.  The Company will maintain in the Borough of Manhattan, New York City an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock or Preferred Stock, as applicable, upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, for a Collateral Substitution or recreation of Corporate Units and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served.  The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency.  The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City for such purposes.  The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency.  The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 10.03.        Company to Reserve Common Stock and Preferred Stock.  The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock or Preferred Stock the full number of shares of Common Stock or Preferred Stock, as applicable, issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

Section 10.04.        Covenants as to Common Stock and Preferred Stock.  The Company covenants that all shares of Common Stock or Preferred Stock, as applicable, which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable.

Section 10.05.        Statements of Officers of the Company as to Default.  The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 10.06.        ERISA.  Each Holder from time to time of the Units that is a Plan or who used assets of a Plan to purchase Units hereby represents that either (i) no portion of the assets used by such Holder to acquire the Corporate Units constitutes assets of the Plan or (ii) the purchase or holding of the Corporate Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable laws.

Section 10.07.        Tax Treatment.  The Company covenants and agrees, for United States federal, state and local income and franchise tax purposes, to (i) treat a Holder’s acquisition of the Corporate Units as the acquisition of the Senior Note and Purchase Contract constituting the Corporate Units and (ii) treat each Holder as the owner of the applicable interest in the Collateral Account, including the Senior Notes and Applicable Ownership Interests in the Treasury Portfolio or the Treasury Securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AMENDED AND RESTATED PURCHASE CONTRACT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PNM RESOURCES, INC.

By:/s/Terry R. Horn
Terry R. Horn
Vice President and Treasurer

                                U.S. BANK NATIONAL ASSOCIATION,
                                   as Purchase Contract Agent

By: /s/ Patrick J. Crowley
Patrick J. Crowley
Vice President

EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF ANY OF THESE SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF ANY OF THESE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IF AVAILABLE), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE PURCHASE CONTRACT AGENT SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.

(FORM OF FACE OF CORPORATE UNIT CERTIFICATE)

No. _________

Number of Corporate Units: ___________________

PNM RESOURCES, INC.
Corporate Units

This Corporate Units Certificate certifies that ___________ is the registered Holder of the number of Corporate Units set forth above.  Each Corporate Unit consists of (i) either (a) a 1/40th, or 2.5%, undivided beneficial ownership interest of the Holder in one Senior Note due 2010 (the “Senior Note”) of PNM Resources, Inc., a New Mexico corporation (the “Company”), subject to the Pledge of such ownership interest of a Senior Note by such Holder pursuant to the Pledge Agreement, or (b) upon the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date, the Applicable Ownership Interests, subject to the pledge of the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company.  All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Pledge Agreement, the Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, constituting part of each Corporate Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

The Pledge Agreement provides that all payments of the principal amount with respect to any of the Pledged Senior Notes (as defined in the Pledge Agreement) or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, or interest or distributions on any Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, constituting part of the Corporate Units received by the Securities Intermediary shall be paid by wire transfer in same day funds (i) in the case of (A) interest on Pledged Senior Notes or distributions with respect to the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, and (B) any payments of the principal amount of any Senior Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to the Pledge Agreement, to the Purchase Contract Agent to the account designated by the Purchase Contract Agent, no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Securities Intermediary (provided that in the event such payment is received by the Securities Intermediary on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day) and (ii) in the case of payments with respect to the principal amount of the Pledged Senior Notes or with respect to the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, to the Company on the Purchase Contract Settlement Date (as described herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Corporate Units of which such Pledged Senior Notes or the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, are a part under the Purchase Contracts forming a part of such Corporate Units.  Interest on the Senior Notes and distributions on the appropriate Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio, as the case may be, forming part of a Corporate Units evidenced hereby, which are payable quarterly in arrears on February 16, May 16, August 16, and November 16 of each year, commencing February 16, 2006 (a “Payment Date”), shall, subject to receipt thereof by the Purchase Contract Agent from the Securities Intermediary, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on November 16, 2008 (the “Purchase Contract Settlement Date”), at a price equal to $25 (the “Purchase Price”), a number of newly issued shares of common stock, no par value, (“Common Stock”) (or, under certain circumstances, one-tenth as many newly issued shares of Convertible Preferred Stock, Class A (“Preferred Stock”)), of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement or Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.  The Purchase Price, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in respect of the principal amount with respect to any Pledged Senior Notes pursuant to the Remarketing or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, pledged to secure the obligations under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Corporate Units as an acquisition of the Senior Notes and Purchase Contracts constituting the Corporate Units and (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Senior Notes and the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio.

The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 1.525% per year of the Stated Amount.  Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date.

Interest on the Senior Notes and distributions on the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) and the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City.  The Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

PNM RESOURCES, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

                                By:  U.S. BANK NATIONAL ASSOCIATION, not
                                         individually but solely as attorney-in-fact of such
                                         Holder

By:
Name:
Title:

Date:

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract Agreement.

By: U.S. BANK NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Name:
Title:

Date:

(FORM OF REVERSE OF CORPORATE UNIT CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by an Amended and Restated Purchase Contract Agreement, dated as of August 4, 2008 (as may be supplemented from time to time, the “Purchase Contract Agreement”), between the Company and U.S. Bank National Association, as Purchase Contract Agent (including its successors hereunder, the “Purchase Contract Agent”), to which Purchase Contract Agreement and supplemental agreements thereto reference, is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to $25 (the “Purchase Price”), a number of shares of Common Stock (subject to Sections 5.08 and 5.09) equal to the Settlement Rate (or under certain circumstances one-tenth as many shares of Preferred Stock), unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred.  The “Settlement Rate” is equal to:

(1)     if the Adjusted Applicable Market Value (as defined below) is greater than or equal to $25.116 (the “Threshold Appreciation Price”), 0.9954 shares of Common Stock per Purchase Contract, (such number of shares, as adjusted from time to time pursuant to Section 5.04, the “Minimum Share Number”);

(2)     if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price but greater than $20.93 (the “Reference Price”), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

(3)     if the Adjusted Applicable Market Value is less than or equal to the Reference Price, 1.1945 shares of Common Stock per Purchase Contract, (such number of shares, as adjusted from time to time pursuant to Section 5.04, the “Maximum Share Number”), in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

No fractional shares of Common Stock or Preferred Stock, as applicable, will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement, shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock (subject to Sections 5.08 and 5.09) equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

The “Adjusted Applicable Market Value” means (i) prior to any adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value, and (ii) at the time of and after any adjustment of the Fixed Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Fixed Settlement Rate immediately after such adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement and the denominator of which shall be the Fixed Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Fixed Settlement Rate.

The “Applicable Market Value” means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

The “Closing Price” per share of Common Stock on any date of determination means:

(1)     the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the “NYSE”) on such date;

(2)     if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which Common Stock is so listed;

(3)     if Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(4)     if the bid price referred to above is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

A “Trading Day” means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

In accordance with the terms of the Purchase Contract Agreement, the Holder of this Corporate Units Certificate may pay the Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio or a Remarketing of the related Pledged Senior Notes.  Unless the Treasury Portfolio has replaced the Senior Notes as a component of Corporate Units, a Holder of Corporate Units who (1) does not, on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, notify the Purchase Contract Agent of its intention to effect a Cash Settlement, or who does so notify the Purchase Contract Agent but fails to make an effective Cash Settlement on or prior to 5:00 p.m. (New York City time) on the sixth Business Day immediately preceding the Purchase Contract Settlement Date, or (2) on or prior to 5:00 p.m. (New York City time) on the seventh Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, to be delivered under the related Purchase Contract from the proceeds of the sale of the related Pledged Senior Notes held by the Collateral Agent in the Remarketing unless the Holder has previously made a Cash Merger Early Settlement.  Unless the Treasury Portfolio has replaced the Senior Notes as a component of Corporate Units, such sale will be made by the Remarketing Agent pursuant to the terms of the Remarketing Agreement.  If the Treasury Portfolio has replaced the Senior Notes as a component of Corporate Units, a Holder of Corporate Units who does not notify the Purchase Contract Agent, on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date of its intention to effect a Cash Settlement shall pay the Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, to be delivered under the related Purchase Contract from the proceeds at maturity of the Applicable Ownership Interests (as defined in clause (i) of the definition of such term) in the Treasury Portfolio.

As provided in the Purchase Contract Agreement, upon the occurrence of a Failed Final Remarketing, unless a Holder of a Pledged Senior Note has notified the Purchase Contract Agent of his intent to effect a Cash Settlement of the Purchase Contract and delivered the Purchase Price to the Collateral Agent pursuant to Section 5.02(b) of the Purchase Contract Agreement, such Holder shall be deemed to have exercised such Holder’s Put

Right and to have elected to pay the Purchase Price under the Purchase Contract out of a portion of the proceeds from the Put Right in full satisfaction of such Holder’s obligations under the Purchase Contract.  In the event of the Company’s failure to pay the Put Price when due, the Company shall be deemed to have netted such Holder’s obligation to pay the Company the Purchase Price under the Purchase Contracts against the Company’s obligation to pay the Put Price, in full satisfaction of such Holder’s obligation under the Purchase Contracts.

The Company shall not be obligated to issue any shares of Common Stock or Preferred Stock, as applicable, in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

Under the terms of the Pledge Agreement and the Purchase Contract Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual  rights pertaining to the Pledged Senior Notes, but only to the extent instructed in writing by the Holders.  Upon receipt of notice of any meeting at which holders of Senior Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Senior Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Corporate Units Holders a notice:

(1)     containing such information as is contained in the notice or solicitation;

(2)     stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date for determining the holders of Senior Notes, as the case may be, entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Senior Notes underlying such Holder’s Corporate Units; and

(3)     stating the manner in which such instructions may be given.

Upon the written request of the Corporate Units Holders on such record date received by the Purchase Contract Agent at least six days prior to such meeting, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Senior Notes, as the case may be, as to which any particular voting instructions are received.  In the absence of specific instructions from the Holder of a Corporate Unit, the Purchase Contract Agent shall abstain from voting the Senior Note evidenced by such Corporate Unit.  The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent in order to enable the Purchase Contract Agent to vote the Senior Notes.  The Holders of Corporate Units shall have no voting or other rights in respect of Common Stock or Preferred Stock, as applicable.

Upon the occurrence of a Special Event Redemption, the Collateral Agent shall surrender the Pledged Senior Notes against delivery of an amount equal to the aggregate Redemption Price of the Pledged Senior Notes and shall deposit the funds in the Collateral Account in exchange for the Pledged Senior Notes.  Thereafter, pursuant to the terms of the Pledge Agreement, the Collateral Agent shall cause the Securities Intermediary to apply an amount equal to the aggregate Redemption Amount of such funds to purchase on behalf of the Holders of Corporate Units the Treasury Portfolio and promptly (a) transfer the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio to the Collateral Account to secure the obligations of each Holder of Corporate Units to purchase shares of Common Stock or Preferred Stock, as applicable, under the Purchase Contracts constituting a part of such Corporate Units, (b) transfer the Applicable Ownership Interests (as specified in clause (ii) of the definition of such term) in the Treasury Portfolio to the Purchase Contract Agent for the benefit of the Holders of such Corporate Units and (c) remit the remaining portion of such funds to the Purchase Contract Agent for payment to the Holders of such Corporate Units.

Following the occurrence of a Special Event Redemption prior to the Purchase Contract Settlement Date, the Holders of Corporate Units and the Collateral Agent shall have such security interest rights and obligations with respect to the Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio as the Holder of Corporate Units and the Collateral Agent had in respect of the Senior Notes, as the case may be, subject to the Pledge of the Applicable Ownership Interest (as specified in clause (i) of the definition of such term) as provided in the Pledge Agreement and any reference herein to the Senior Notes shall be deemed to be a reference to such Treasury Portfolio.

The Corporate Units Certificates are issuable only in denominations of a single Corporate Unit and any integral multiple thereof.  The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract Agreement.  The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement.  No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  A Holder who elects to substitute a Treasury Security for a Senior Note, thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith.  Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Corporate Units remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Units in respect of the Senior Notes and Purchase Contract constituting such Corporate Units may be transferred and exchanged only as a Corporate Unit.

Unless the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, and subject to the conditions set forth in the Purchase Contract Agreement, the Holder of Corporate Units may substitute, at any time on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, for the Pledged Senior Notes securing such Holder’s obligations under the related Purchase Contracts, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Pledged Senior Notes in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.  From and after such Collateral Substitution, each Unit for which such Pledged Treasury Securities secures the Holder’s obligation under the Purchase Contract shall be referred to as a “Treasury Unit”.  A Holder may make such Collateral Substitution only in integral multiples of 40 Corporate Units for 40 Treasury Units.

If the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, a Holder may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio, but only in integral multiples of 4,000 Corporate Units.  In such an event, the Holder shall transfer Treasury Securities to the Collateral Agent, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio.

The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Corporate Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date.  Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City.  The Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred.  Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.  Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) (as defined in the Pledge Agreement) in the Treasury Portfolio, as the case may be, from the Pledge in accordance with the provisions of the Pledge Agreement.  A Corporate Unit shall thereafter represent the right to receive the Senior Note or the appropriate Applicable Ownership Interests in the Treasury Portfolio forming a part of such Corporate

Unit in accordance with the terms of, and except as set forth in, the Purchase Contract Agreement and the Pledge Agreement.

Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early (“Early Settlement”) at any time on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date as provided in the Purchase Contract Agreement.  In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Corporate Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office prior to the time specified in the Purchase Contract Agreement an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the “Early Settlement Amount”) equal to the sum of:

(i)            the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

(ii)           if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Senior Notes or Pledged Applicable Ownership Interests (as specified in clause (i) of the definition of such term) underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of newly issued shares of Common Stock adjusted in the same manner and at the same time as the Settlement Rate is adjusted (the “Early Settlement Rate”).

Upon the occurrence of a Cash Merger, a Holder of Corporate Units may effect Cash Merger Early Settlement of the Purchase Contract underlying such Corporate Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract Agreement.  Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Pledged Senior Notes or Pledged Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio underlying such Corporate Units shall be released from the Pledge as provided in the Pledge Agreement.

Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate.  The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Corporate Units Certificate, by its acceptance hereof, irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, irrevocably authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral Account, including the Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, underlying this Corporate Units Certificate pursuant to the Pledge Agreement.  The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments with respect to the aggregate principal amount of the Pledged Senior Notes or the appropriate Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio, as the case may be, on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Senior Notes, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock or Preferred Stock, as applicable.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                                                       as tenants in common

UNIF GIFT MIN ACT:                                     ______________ Custodian _____________

                                                                                 (cust)                                     (minor)

Under Uniform Gifts to Minors Act of

TENANT:                                                        as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

           (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

            (Please print or type name and address including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Corporate Units Certificates on the books of PNM Resources, Inc., with full power of substitution in the premises.

Dated:                                                              Signature

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of [Common Stock] [Preferred Stock] deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below.  If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Date:

                                                            Signature

                                                                        Signature Guarantee:

                                                                        (if assigned to another person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement following a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below.  The undersigned Holder directs that a certificate for shares of [Common Stock] [Preferred Stock] or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below.  Pledged Senior Notes or the appropriate Applicable Ownership Interests in the Treasury Portfolio, as the case may be, deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below.  If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                                              Signature

Signature Guarantee:

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of [Common Stock] [Preferred Stock] or Corporate Units Certificates are to be registered in the name of and delivered to and Pledged Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:
REGISTERED HOLDER Please print name and address of Registered Holder:
Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

Transfer Instructions for Pledged Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

EXHIBIT B

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF ANY OF THESE SECURITIES IS HEREBY NOTIFIED THAT THE SELLER OF ANY OF THESE SECURITIES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A (IF AVAILABLE), (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE PURCHASE CONTRACT AGENT SUCH OPINIONS OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE IN FORM REASONABLY SATISFACTORY TO IT AS PROVIDED FOR IN THE INDENTURE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS AS PROVIDED FOR IN THE INDENTURE.

(FORM OF FACE OF TREASURY UNIT CERTIFICATE)

No. _______

Number of Treasury Units: ______

PNM RESOURCES, INC.
Treasury Units

This Treasury Units Certificate certifies that ______________ is the registered Holder of the number of Treasury Units set forth above.  Each Treasury Unit consists of (i) a 1/40th, or 2.5%, undivided beneficial ownership interest of a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with PNM Resources, Inc., a  New Mexico corporation (the “Company”).  All capitalized terms used herein which are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury Unit.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company, to sell, on November 16, 2008 (the “Purchase Contract Settlement Date”), at a price equal to $25 (the “Purchase Price”), a number of newly issued shares of common stock, no par value, (“Common

Stock”) (or, under certain circumstances, one-tenth as many newly issued shares of Convertible Preferred Stock, Class A (“Preferred Stock”)), of the Company, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.  The Purchase Price, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations of the Holder under such Purchase Contract of the Treasury Units of which such Purchase Contract is a part.

Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat an acquisition of the Treasury Units as an acquisition of the Treasury Securities and Purchase Contracts constituting the Treasury Units and (ii) treat itself as owner of the applicable interest in the Collateral Account, including the Treasury Securities.

The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 1.525% per year of the Stated Amount.  Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date.

Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City.  The Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

PNM RESOURCES, INC.

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

                                By:    U.S. BANK NATIONAL ASSOCIATION, not individually but solely as attorney-in-fact or such Holder

By:
Name:
Title:

Dated:

CERTIFICATE OF AUTHENTICATION OF
PURCHASE CONTRACT AGENT

This is one of the Treasury Units referred to in the within-mentioned Purchase Contract Agreement.

U.S. BANK NATIONAL ASSOCIATION,
as Purchase Contract Agent

By:
            Name:
            Title:

Date: _______________________

(FORM OF REVERSE OF TREASURY UNIT CERTIFICATE)

Each Purchase Contract evidenced hereby is governed by an Amended and Restated Purchase Contract Agreement, dated as of August 4, 2008 (as may be supplemented from time to time, the “Purchase Contract Agreement”) between the Company and U.S. Bank National Association, as Purchase Contract Agent (including its successors thereunder, herein called the “Purchase Contract Agent”), to which the Purchase Contract Agreement and supplemental agreements thereto reference, is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to $25 (the “Purchase Price”) a number of newly issued shares of Common Stock (subject to Sections 5.08 and 5.09) equal to the Settlement Rate (or, under certain circumstances, one-tenth as many shares of Preferred Stock), unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred.  The “Settlement Rate” is equal to:

(1)        if the Adjusted Applicable Market Value (as defined below) is greater than or equal to $25.116 (the “Threshold Appreciation Price”), 0.9954 shares of Common Stock per Purchase Contract (such number of shares, as adjusted from time to time pursuant to Section 5.04, the “Minimum Share Number”);

(2)        if the Adjusted Applicable Market Value is less than the Threshold Appreciation Price but greater than $20.93 (the “Reference Price”), the number of shares of Common Stock per Purchase Contract having a value equal to the Stated Amount divided by the Adjusted Applicable Market Value; and

(3)        if the Adjusted Applicable Market Value is less than or equal to the Reference Price, 1.1945 shares of Common Stock per Purchase Contract (such number of shares, as adjusted from time to time pursuant to Section 5.04, the “Maximum Share Number”), in each case subject to adjustment as provided in the Purchase Contract Agreement (and in each case rounded upward or downward to the nearest 1/10,000th of a share).

No fractional shares of Common Stock or Preferred Stock, as applicable, will be issued upon settlement of Purchase Contracts, as provided in Section 5.09 of the Purchase Contract Agreement.

Each Purchase Contract evidenced hereby, which is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock (subject to Sections 5.08 and 5.09) equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

The “Adjusted Applicable Market Value” means (i) prior to any adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value, and (ii) at the time of and after any adjustment of the Fixed Settlement Rate pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement, the Applicable Market Value multiplied by a fraction, the numerator of which shall be the Fixed Settlement Rate immediately after such adjustment pursuant to paragraph (i), (ii), (iii), (iv), (v), (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement and the denominator of which shall be the Fixed Settlement Rate immediately prior to such adjustment; provided, however, that if such adjustment to the Fixed Settlement Rate is required to be made pursuant to the occurrence of any of the events contemplated by paragraph (i), (ii), (iii), (iv), (v),

 (vi), (vii) or (x) of Section 5.04(a) of the Purchase Contract Agreement during the period taken into consideration for determining the Applicable Market Value, appropriate and customary adjustments shall be made to the Fixed Settlement Rate.

The “Applicable Market Value” means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date.

The “Closing Price” per share of Common Stock on any date of determination means:

(1)     the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the “NYSE”) on such date;

(2)     if Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States national or regional securities exchange on which Common Stock is so listed;

(3)     if Common Stock is not so listed on a United States national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization; or

(4)     if the bid price referred to above is not available, the market value of Common Stock on such date as determined by a nationally recognized independent investment banking firm retained by the Company for purposes of determining the Closing Price.

A “Trading Day” means a day on which Common Stock (1) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and (2) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of Common Stock.

In accordance with the terms of the Purchase Contract Agreement, the Holder of this Treasury Unit shall pay the Purchase Price for the shares of the Common Stock or Preferred Stock, as applicable, purchased pursuant to each Purchase Contract evidenced hereby either by effecting an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Purchase Contract or by applying a principal amount of the Pledged Treasury Securities underlying such Holder’s Treasury Unit equal to the Stated Amount of such Purchase Contract to the purchase of the Common Stock or Preferred Stock, as applicable.  A Holder of Treasury Units who (1) on or prior to 5:00 p.m. (New York City time) on the seventh Business Day prior to the Purchase Contract Settlement Date, does not make an effective Early Settlement or (2) on or prior to 5:00 p.m. (New York City time) on the seventh Business Day prior to the Purchase Contract Settlement Date, does not make an effective Cash Merger Early Settlement, shall pay the Purchase Price for the shares of Common Stock or Preferred Stock, as applicable, to be issued under the related Purchase Contract from the proceeds of the Pledged Treasury Securities.

The Company shall not be obligated to issue any shares of Common Stock or Preferred Stock, as applicable, in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate purchase price for the shares of Common Stock or Preferred Stock, as applicable, to be purchased thereunder in the manner set forth in the Purchase Contract Agreement.

The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof.  The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract Agreement.  The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement.  No service charge shall be required for any such registration of transfer or exchange, but the Company and the Purchase Contract Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.  A Holder who elects to substitute Senior Notes or Applicable Ownership Interests in the Treasury Portfolio, for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses associated therewith.  Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

Unless the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units and subject to the conditions set forth in the Purchase Contract Agreement, a Holder of Treasury Units may recreate, at any time on or prior to 5:00 p.m. (New York City time) on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, Corporate Units by delivering to the Securities Intermediary Senior Notes with an aggregate principal amount, equal to the aggregate principal amount at maturity of the Pledged Treasury Securities in exchange for the release of such Pledged Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement.  From and after such substitution, the Holder’s Units shall be referred to as a “Corporate Unit”.  Any such creation of Corporate Units may be effected only in multiples of 40 Treasury Units for 40 Corporate Units.

If the Treasury Portfolio has replaced the Senior Notes as a component of the Corporate Units, a Holder may, at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, substitute Treasury Securities for the Applicable Ownership Interests in the Treasury Portfolio, but only in integral multiples of 4,000 Treasury Units.  In such an event, the Holder shall transfer Treasury Securities to the Collateral Agent, and the Purchase Contract Agent shall instruct the Collateral Agent to release the Pledge of and transfer to the Holder the appropriate Applicable Ownership Interests in the Treasury Portfolio.

The Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract to the Person in whose name the Treasury Units Certificate evidencing such Purchase Contract is registered at the close of business on the Record Date for such Payment Date.  Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City.  The Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent.

The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred.  Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.  Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Treasury Securities (as defined in the Pledge Agreement) in accordance with the provisions of the Pledge Agreement.  A Treasury Unit shall thereafter represent the right to receive the interest in the Treasury Security forming a part of such Treasury Unit, in accordance with the terms of and except as set forth in, the Purchase Contract Agreement and the Pledge Agreement.

Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early (“Early Settlement”) as provided in the Purchase Contract Agreement.  In order to exercise the right to effect Early Settlement with respect to any Purchase Contract evidenced by this Certificate, the Holder of this Treasury Units Certificate shall deliver to the Purchase Contract Agent at the Corporate Trust Office an Election to Settle Early form set forth below duly completed and accompanied by payment in the form of immediately available funds payable to the order of the Company in an amount (the “Early Settlement Amount”) equal to the sum of:

(i)         the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus

(ii)        if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of newly issued shares of Common Stock adjusted in the same manner and at the same time as the Settlement Rate is adjusted (the “Early Settlement Rate”).

Upon the occurrence of a Cash Merger, a Holder of Treasury Units may effect Cash Merger Early Settlement of the Purchase Contract underlying such Treasury Units pursuant to the terms of Section 5.04(b)(ii) of the Purchase Contract Agreement.  Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Pledge Agreement.

Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract Agreement), under the terms of the Purchase Contract Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate.  The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement and the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Units Certificate pursuant to the Pledge Agreement.  The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount of the Pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such payments.

Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment of this Certificate for registration or transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of interest on the Treasury Securities, receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock or Preferred Stock, as applicable.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:                                                       as tenants in common

UNIF GIFT MIN ACT:                                   ______________ Custodian _____________

                                                                                 (cust)                                     (minor)

Under Uniform Gifts to Minors Act of

TENANT:                                                        as tenants by the entireties

JT TEN: as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

       (Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

        (Please print or type name and address including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney __________________, to transfer said Corporate Units Certificates on the books of PNM Resources, Inc., with full power of substitution in the premises.

Dated:                                                              Signature

NOTICE:  The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of [Common Stock] [Preferred Stock] deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below.  If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:
Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement upon a Cash Merger] in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below.  The option to effect [Early Settlement] [Cash Merger Early Settlement] may be exercised only with respect to Purchase Contracts underlying Treasury Units with an aggregate Stated Amount equal to $___ or an integral multiple thereof.  The undersigned Holder directs that a certificate for shares of [Common Stock] [Preferred Stock] or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which Cash Merger Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below.  Pledged Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below.  If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:                                                              Signature

Signature Guarantee:

Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of [Common Stock] [Preferred Stock] or Corporate Units Certificates are to be registered in the name of and delivered to and Pledged Senior Notes or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:
REGISTERED HOLDER Please print name and address of Registered Holder:
Name	Name
Address	Address

Social Security or other Taxpayer Identification Number, if any

Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement] or a Termination Event:

EXHIBIT C

INSTRUCTION TO PURCHASE CONTRACT AGENT

U.S. Bank National Association,
  as Purchase Contract Agent
100 Wall Street, Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration
Telephone:  (212) 361-2505
Telecopy:  (212) 809-4993

Re: [_________ Corporate Units] [_________ Treasury Units] of PNM Resources, Inc. a New Mexico corporation (the “Company”).

The undersigned Holder hereby notifies you that it has delivered to U.S. Bank National Association, as Securities Intermediary, for credit to the Collateral Account, $_____ aggregate principal amount of [Senior Notes] [Treasury Securities] in exchange for the [Pledged Senior Notes] [Pledged Treasury Securities] [Pledged Applicable Ownership Interest] held in the Collateral Account, in accordance with the Amended and Restated Pledge Agreement, dated August 4, 2008 (the “Pledge Agreement”; unless otherwise defined herein, terms defined in the Pledge Agreement are used herein as defined therein), between you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary.  The undersigned Holder has paid all applicable fees and expenses relating to such exchange.  The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Senior Notes] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units] [Pledged Applicable Ownership Interest].

Date:

                                                                                 Signature Guarantee:

Please print name and address of
Registered Holder:

Name                                                                          Social Security or other Taxpayer
                                                                                    Identification Number, if any

Address

C-1

EXHIBIT D

NOTICE FROM PURCHASE CONTRACT AGENT

TO HOLDERS

(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

Attention:

Telecopy:

Re: [Corporate Units] [Treasury Units] of PNM Resources, Inc., a New Mexico corporation (the “Company”)

Please refer to the Amended and Restated Purchase Contract Agreement, dated as of August 4, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time.

We hereby notify you that a Termination Event has occurred and that [the Senior Notes] [Applicable Ownership Interests (as specified in clause (i) of the definition of such term) in the Treasury Portfolio] [the Treasury Securities] compromising a portion of your ownership interest in ______ [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Senior Notes] [Applicable Ownership Interests] [Treasury Securities] (the “Released Securities”).

Pursuant to Section 3.15 of the Purchase Contract Agreement, we hereby request written transfer instructions with respect to the Released Securities.  Upon receipt of your instructions and upon transfer to us of your [Corporate Units][Treasury Units] by delivery to us of your [Corporate Units Certificate][Treasury Units Certificate], we shall transfer the Released Securities by appropriate procedures, in accordance with your instructions.

In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units][Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate][Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

Date:	By: U.S. Bank National Association,
as the Purchase Contract Agent

By:
Name:

Title:  Authorized Signatory

D-1

EXHIBIT E

NOTICE TO SETTLE BY CASH

U.S. Bank National Association,
  as Purchase Contract Agent
100 Wall Street, Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration
Telephone:  (212) 361-2505
Telecopy:  (212) 809-4993

Re:       Corporate Units of PNM Resources, Inc., a New Mexico corporation (the “Company”)

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(b) of the Amended and Restated Purchase Contract Agreement, dated as of August 4, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, on or prior to 5:00 p.m. (New York City time) on the sixth Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds), $___ as the Purchase Price for the shares of [Common Stock] [Preferred Stock] issuable to such Holder by the Company with respect to Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s Corporate Units.

Date:                                                                Signature

     Signature Guarantee:

Please print name and address of Registered Holder:

E-1

EXHIBIT F

NOTICE FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT AND INDENTURE TRUSTEE
(Settlement of Purchase Contract through Remarketing)

U.S. Bank National Association,
  as Collateral Agent and Indenture Trustee
100 Wall Street, Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration
Telephone:  (212) 361-2505
Telecopy:  (212) 809-4993

Re: Corporate Units of PNM Resources, Inc., a New Mexico corporation (the “Company”)

Please refer to the Amended and Restated Purchase Contract Agreement, dated as of August 4, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time.

In accordance with Section 5.02(b) of the Purchase Contract Agreement and, based on notices of [Early Settlements] [Cash Settlements] received from Holders of Corporate Units as of 5:00 p.m. (New York City time), on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, we hereby notify you that an aggregate principal amount of $______ Senior Notes are to be tendered for purchase in the Remarketing.

Date: By: U.S. Bank National Association,
as the Purchase Contract Agent

By:
Name:

Title:  Authorized Signatory

F-1

EXHIBIT G

NOTICE TO SETTLE BY CASH UPON FAILED FINAL REMARKETING

U.S. Bank National Association,
  as Purchase Contract Agent
100 Wall Street, Suite 1600
New York, New York 10005
Attention:  Corporate Trust Administration
Telephone:  (212) 361-2505
Telecopy:  (212) 809-4993

Re:       Corporate Units of PNM Resources, Inc., a New Mexico corporation (the “Company”)

The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(c) of the Amended and Restated Purchase Contract Agreement, dated as of August 4, 2008 (the “Purchase Contract Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract Agreement are used herein as defined therein), between the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds), $___ as the Purchase Price for the shares of [Common Stock] [Preferred Stock] issuable to such Holder by the Company with respect to Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holder’s election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s Corporate Units.

Date:                                                                Signature

Signature Guarantee:

Please print name and address of Registered Holder:

G-1